QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on January 25, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APEX MORTGAGE CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	95-4650863
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

865 South Figueroa Street
Los Angeles, California 90017
(213) 244-0440
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

PHILIP A. BARACH
President and Chief Executive Officer
Apex Mortgage Capital, Inc.
865 South Figueroa Street
Los Angeles, California 90017
(213) 244-0440
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Peter T. Healy, Esq.
O'Melveny & Myers LLP
275 Battery Street, Suite 2600
San Francisco, California 94111
(415) 984-8833

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement, as determined by the registrant.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)

Common Stock, par value $0.01 per share(3); Preferred Stock, par value $0.01 per share; Warrants; Debt Securities	$250,000,000	$23,000

(1)
Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. The securities registered hereunder include (i) an indeterminate number of shares of preferred stock as may be sold, from time to time, by the registrant, (ii) an indeterminate number of shares of common stock as may be sold, from time to time, by the registrant and an indeterminate number of shares of common stock as shall be issuable upon conversion of warrants or convertible preferred stock registered hereunder, (iii) an indeterminate number of warrants, representing rights to purchase common stock or preferred stock registered hereunder, and (iv) an indeterminate principal amount of debt securities.
(2)
Calculated pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 457(o) under the Securities Act and General Instruction II.D to Form S-3, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.
(3)
This registration statement also relates to rights to purchase shares of Series A Junior Participating Preferred Stock of the registrant which are attached to all shares of common stock outstanding as of, and issued subsequent to, July 30, 1999, pursuant to the terms of the registrant's Shareholder Rights Agreement, dated July 19, 1999. Until the occurrence of certain prescribed events, these rights are not exercisable, are evidenced by the certificates for common stock and will be transferred with and only with such common stock.

      We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement becomes effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

Apex Mortgage Capital, Inc.

$250,000,000

Common Stock
Preferred Stock
Warrants
Debt Securities

      We are Apex Mortgage Capital, Inc., a real estate investment trust that primarily invests in United States agency and other highly-rated single-family real estate fixed-rate and adjustable-rate mortgage-related assets.

      We may offer and sell an indeterminate number of shares of our common stock, preferred stock, warrants and debt securities from time to time under this prospectus.

      We may offer these securities separately or as units which may include combinations of the securities. We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specific terms of the securities. Those terms may include:

  •
  maturity date

  •
  interest rate

  •
  ranking

  •
  liquidation preference

  •
  public offering price

  •
  redemption terms

  •
  sinking fund terms

  •
  amounts payable at maturity

  •
  conversion terms

  •
  listing on a securities exchange

  •
  voting rights

  •
  ownership and transfer restrictions

      We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

      Our common stock is traded on the American Stock Exchange under the symbol "AXM."

      Our principal executive offices are located at 865 South Figueroa Street, Suite 1800, Los Angeles, California 90017, and our telephone number is (213) 244-0440.

      This prospectus may not be used for the sale of securities unless accompanied by a prospectus supplement.

Investing in our common stock involves risks.
Please read "Risk Factors" beginning on page 3.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 25, 2002

        No dealer, salesperson or other person is authorized to distribute any information or to represent anything not contained in or incorporated by reference in this prospectus or the accompanying prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and the accompanying prospectus supplement constitute an offer to sell our common stock only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "will," "believe," "expect," "anticipate," "intend," "estimate," "assume" or other similar expressions. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control, including the following:

  •
  changes in short-term interest rates;

  •
  changes in the markets for real estate assets and the general economy;

  •
  increases in the prepayment rates related to our mortgage-related assets;

  •
  our ability to use borrowings to finance the acquisition of our mortgage-related assets;

  •
  our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; and

  •
  changes in government regulations affecting our business.

        Other risks, uncertainties and factors, including those discussed under "Risk Factors" in this prospectus or described in reports that we file from time to time with the Securities and Exchange Commission, could cause our actual results to differ materially from those projected in any forward-looking statements we make. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

        An investment in our securities involves various risks. You should carefully consider the following risk factors in conjunction with the other information contained and incorporated by reference in this prospectus before purchasing our securities. If any of the risks discussed in this prospectus actually occur, our business, operating results, prospects or financial condition could be harmed. This could cause the market price of our securities to decline and could cause you to lose all or part of your investment.

Risks Related to our Business

We may incur losses on our fixed-rate investments during periods of rising interest rates.

        We generally fund our acquisition of fixed-rate mortgage-related assets with short-term borrowings. During periods of rising interest rates, our costs associated with borrowings used to fund acquisition of fixed-rate assets are subject to increases while the income we earn from these assets remains substantially fixed. This reduces the net interest spread between the fixed-rate mortgage-related assets that we purchase and our borrowings used to purchase them, which could cause us to suffer a loss. For example, our losses incurred in 2000 arose in part as a result of the reduced net interest spread between our fixed-rate mortgage-related assets and our borrowings used to purchase them.

Interest rate caps on our adjustable-rate mortgage-related assets may reduce our income during periods of rising interest rates.

        Periodic and lifetime interest rate caps typically apply to adjustable-rate mortgage-related assets, which limit the amount that an applicable asset's interest rate can increase or decrease during any particular period. Our borrowings will not be subject to similar limitations on any increases in the applicable interest rate. If interest rates increase, the rates we pay on our borrowings could increase without limitation, while the interest rates we receive on our mortgage-related assets could be limited. This problem is magnified for our adjustable-rate mortgage-related assets that are not fully indexed. Further, some adjustable-rate mortgage-related assets may be subject to periodic payment caps that result in a portion of the interest being deferred and added to the principal outstanding. As a result, we could receive less cash income on adjustable-rate mortgage-related assets than we need to pay interest on our related borrowings. These factors could lower our net interest income or cause us to suffer a net loss during periods of rising interest rates.

Interest rate mismatches between our adjustable-rate mortgage-related assets and our borrowings used to fund our purchases of the assets may reduce our income during periods of changing interest rates.

        We fund most of our acquisitions of adjustable-rate mortgage-related assets with borrowings that have interest rates based on indices and repricing terms similar to, but of shorter maturities than, the interest rate indices and repricing terms of the mortgage-related assets. Therefore, in most cases the interest rate indices and repricing terms of the mortgage-related assets that we acquire and their funding sources will not be identical, thereby creating an interest rate mismatch between assets and liabilities. While the historical spread between relevant short-term interest rate indices has been relatively stable, there have been periods when the spread between these indices was volatile. During periods of changing interest rates, these mismatches could reduce our net income, dividend yield or the market price of our common stock.

Failure to design or implement an effective hedging strategy to manage interest rate risk may decrease our income from our mortgage-related assets and may cause us to incur losses.

        We develop and use an objective interest rate risk management strategy, also called a hedging strategy, in an effort to minimize the impact of interest rate changes. However, developing an objective and effective hedging strategy is difficult, and no strategy can completely insulate us from risks associated with interest rate changes. Hedging techniques involving the use of mortgage derivative securities are highly complex and may produce volatile returns. In addition, hedging strategies typically involve transaction costs that increase dramatically during periods of rising and fluctuating interest rates. These hedging techniques may not have a beneficial impact on our net income. Our net losses incurred in 2000 were in part a result of ineffective hedging strategies.

        In addition, the REIT provisions of the tax code may substantially limit our ability to engage in hedging transactions. In particular, our hedging activities are limited by the tax code's asset rules and sources-of-income rules applicable to REITs. These constraints in the tax code may prevent us from effectively implementing the optimal hedging strategies that would further insulate our net income from changes in the interest rates.

If we incorrectly predict the level of prepayments that our mortgage-related assets will experience, we may select an inappropriate and, thus, ineffective hedging strategy.

        We select hedging techniques based partly on predicted levels of prepayments by mortgage borrowers of our mortgage-related assets. Many mortgage borrowers have the option of prepaying their mortgages under specified conditions. Prepayment rates tend to decrease during periods of rising interest rates and to increase during periods of declining interest rates. Fixed-rate assets generally are acquired with a projected weighted average life based on assumptions regarding prepayments. In general, when we acquire a fixed-rate mortgage-related asset or a capped adjustable-rate mortgage-related asset with borrowed money, we enter into an interest rate swap agreement or other hedging instrument in order to fix our borrowing costs for a period close to the expected average life of the fixed-rate or capped rate asset. This strategy is designed to protect us from rising interest rates by fixing our borrowing costs for the expected lifetime of the asset. Whether our selected hedging strategy is effective will depend significantly upon whether we correctly predict the level of prepayments by the borrowers of our mortgages.

        If prepayments of our mortgage-related assets are slower than we predict, then the life of our mortgage-related assets will be longer and the effectiveness of our hedging techniques will be reduced. However, if prepayment rates decline, as often occurs in a rising interest rate environment, the life of the mortgage-related asset could extend beyond the term of the swap agreement or other hedging instrument. This situation would negatively impact our profits since the income we earn on the fixed-rate asset will remain fixed, but after the expiration of the hedging instrument our borrowing costs will become variable. This is also known as extension risk. We may have to refinance our borrowing at the new, higher prevailing interest rate, thus reducing or eliminating our net interest income from the mortgage-related asset. This situation may also cause the market value of our mortgage-related assets to decline, with little or no offsetting gain from the related hedging transactions. In some situations, we may be forced to sell assets and incur losses to maintain adequate liquidity. Our hedging activity is also limited by the requirements of the tax code applicable to us as a REIT.

        Conversely, if prepayments of our mortgage-related assets are faster than we predict, as may occur in a falling interest rate environment, the average life of our mortgage-related assets becomes shorter than the life of the related hedging instrument. If this were to happen, we may be forced to reinvest our funds in mortgage-related assets with interest rates lower than that of the related hedging instrument, which would result in the narrowing of interest rate spreads or may cause losses.

Increased levels of prepayments from mortgage-related assets may also decrease net interest income.

        We anticipate that a substantial portion of adjustable-rate mortgage-related assets may bear initial interest rates that are lower than their "fully indexed" rates, which are equivalent to the applicable index rate plus a margin. If an adjustable-rate mortgage-related asset is prepaid prior to or soon after the time of adjustment to a fully indexed rate, we will have held the mortgage-related asset while it was less profitable and lost the opportunity to receive interest at the fully indexed rate over the remainder of its expected life. In addition, the prepayment of a mortgage-related asset that we purchased at a premium would result in our immediately writing-off any remaining capitalized premium amount and, consequently, suffering a corresponding reduction in net interest income. We may also acquire mortgage derivative securities that represent the right to receive interest only or a disproportionately large amount of interest, which would similarly experience a lower rate of return in the event of faster than expected prepayments. Finally, if we are unable to acquire new mortgage-related assets to replace the prepaid mortgage-related assets, our financial condition, cash flow and results of operations could suffer.

We face potential net interest losses and operating losses in connection with our substantial use of leverage when purchasing mortgage-related assets.

        We borrow substantial sums against our existing mortgage-related assets to acquire additional mortgage-related assets and thereby to increase the overall size of our mortgage-related asset portfolio. We generally expect that up to 92% of our total mortgage-related assets will be financed with borrowed funds.

        Our leveraging strategy increases the risks of our operations in several ways.

  •
  The use of leverage increases our risk of loss resulting from various factors, including rising interest rates, downturns in the economy or deteriorations in the conditions of any of our mortgage-related assets.

  •
  A majority of our borrowings are secured by our mortgage-related assets, primarily under reverse repurchase agreements. These loans are "marked-to-market" based on the market value of the mortgage-related assets pledged to secure the specific borrowings at a given time. Some mortgage-related assets may be cross-collateralized to secure multiple borrowing obligations to a particular lender. A decline in the market value of the mortgage-related assets used to secure these debt obligations could limit our ability to borrow or result in lenders requiring us to pledge additional collateral to secure our borrowings. In that situation, we could be required to sell mortgage-related assets under adverse market conditions in order to obtain the additional collateral required by the lender. If these sales are made at prices lower than the carrying value of the mortgage-related assets, we would experience losses.

  •
  A default of a mortgage-related asset that constitutes collateral for a loan could also result in an involuntary liquidation of the mortgage-related asset, including any cross-collateralized mortgage-related assets. This would result in a loss to us of the difference between the value of the mortgage-related asset upon liquidation and the amount borrowed against the mortgage-related asset.

  •
  To the extent we are compelled to liquidate qualified REIT assets to repay debts, our compliance with the REIT rules regarding our assets and our sources of income could be negatively affected, which would jeopardize our status as a REIT. Losing our REIT status would cause us to lose tax advantages applicable to REITs and may decrease our overall profitability and distributions to our stockholders.

        In these ways, the use of leverage increases our risk of loss and may reduce our net income by increasing the risks associated with other risk factors, including a decline in the market value of our mortgage-related assets or a default of a mortgage-related asset.

We may invest in "inverse floaters," which generally experience greater volatility in their market prices, thus exposing us to greater risk with respect to their rate of return.

        We may acquire a type of securities called "inverse floaters," which may behave similarly to securities that are leveraged since their interest rates usually vary by a magnitude much greater than the magnitude of the index rate of interest. The leverage-like characteristics of inverse floaters result in greater volatility in their market prices. Thus, our acquisition of inverse floaters exposes us to the risk of greater volatility in our portfolio, which could adversely affect our net income and overall profitability.

We depend on borrowings to purchase mortgage-related assets. If we fail to obtain or renew sufficient funding on favorable terms, we will be limited in our ability to acquire mortgage-related assets and our earnings and profitability could decline.

        We depend on short-term borrowings to fund acquisitions of mortgage-related assets. Accordingly, our ability to achieve our investment objectives depends on our ability to borrow money in sufficient amounts and on favorable terms. In addition, we must be able to renew or replace our maturing short-term borrowings on a continuous basis. Moreover, we are dependent upon a few lenders to provide the primary credit facilities for our purchases of mortgage-related assets.

        If we are not able to renew or replace maturing borrowings, we may be required to sell our mortgage-related assets under adverse market conditions and may incur permanent capital losses as a result. In addition, the failure to renew or replace mature borrowings may require us to terminate hedge positions, which could result in further losses. Any number of these factors in combination may cause difficulties for us, including a possible liquidation of a major portion of our portfolio at disadvantageous prices with consequent losses, which may render us insolvent.

Possible market developments could cause our lenders to require us to pledge additional assets as collateral. If our assets are insufficient to meet the collateral requirements, then we may be compelled to liquidate particular assets at an inopportune time.

        Possible market developments, including a sharp rise in interest rates, a change in prepayment rates or increasing market concern about the value or liquidity of one or more types of mortgage-related assets in which our portfolio is concentrated, may reduce the market value of our portfolio, which may cause our lenders to require additional collateral. This requirement for additional collateral may compel us to liquidate our assets at a disadvantageous time, thus adversely affecting our operating results and net profitability. For example, our losses incurred in 2000 resulted in part from our decision to liquidate assets in response to a decline in the market value of our investment portfolio.

Our use of repurchase agreements to borrow funds may give our lenders greater rights in the event that either we or a lender files for bankruptcy.

        Our borrowings under repurchase agreements may qualify for special treatment under the bankruptcy code, giving our lenders the ability to avoid the automatic stay provisions of the bankruptcy code and to take possession of and liquidate our collateral under the repurchase agreements without delay in the event that we file for bankruptcy. Furthermore, the special treatment of repurchase agreements under the bankruptcy code may make it difficult for us to recover our pledged assets in the event that a lender files for bankruptcy. Thus, the use of repurchase agreements exposes our pledged assets to risk in the event of a bankruptcy filing by either a lender or us.

Because we invest in assets that experience periods of illiquidity, we may lose profits or be prevented from earning capital gains if we cannot sell mortgage-related assets at an opportune time.

        We bear the risk of being unable to dispose of our mortgage-related assets at advantageous times or in a timely manner because mortgage-related assets experience periods of illiquidity. The lack of liquidity may result from the absence of a willing buyer or an established market for these assets, as well as legal or contractual restrictions on resale. As a result, the illiquidity of mortgage-related assets may cause us to lose profits or the ability to earn capital gains.

Because the majority of our portfolio is classified as trading securities, changes in the market value of our portfolio could result in increased net income volatility, including the reporting of net losses.

        On January 1, 2001, we adopted Statement of Financial Accounting Standards, or SFAS, No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, and reclassified our existing mortgage-related assets portfolio from the available-for-sale category of SFAS No. 115 to the trading category. The primary impact of this accounting change is that both unrealized and realized gains and losses on our mortgage-related assets portfolio and the related hedging instruments will be included in net income each reporting period. This will likely significantly increase the volatility of our quarterly earnings in future periods. In periods in which the fair market value of our mortgage-related assets portfolio net of hedging transactions were to decline in value, we could report net losses that could be material.

Because we depend on the management company and its personnel for successful operations, the loss of any of its key personnel could severely and detrimentally affect our operations.

        We depend on the diligence, experience and skill of the officers and employees of the management company for the selection, structuring and monitoring of our mortgage-related assets and associated borrowings. We depend on our officers and directors to monitor the management company. Currently, our senior officers are Messrs. Barach, Gundlach and DeVito. We have not entered into employment agreements with our senior officers, nor do we require the management company to employ specific personnel or to dedicate employees solely to our business. These individuals are free to engage in competitive activities in our industry. The loss of any key person could harm our entire business, financial condition, cash flow and results of operations.

Our board of directors may change our operating policies and strategies without prior notice or stockholder approval.

        Summaries of our current operating policies and strategies are contained in the annual and quarterly reports we file with the Securities and Exchange Commission, which are incorporated by reference in this prospectus. However, our board of directors can modify or waive these policies without prior notice and without stockholder approval. We cannot predict the effect any changes to our current operating policies and strategies may have on our business and operating results or our stock price; however, the effects may be adverse.

Risks Related to Conflicts of Interest

Since the management company may receive a significant fee if we terminate the management agreement, we may not be able to economically terminate the management agreement in the event that the management company fails to meet our expectations.

        If we terminate the management agreement, or if we decide not to renew it, then we may have to pay a significant fee to the management company. The actual amount of the fee is not known because the fair market value of the management agreement cannot be determined in advance with certainty. Paying this fee would reduce the cash available for distribution to stockholders and may cause us to suffer a net operating loss. Consequently, we may not be able to terminate the management agreement economically even if we are dissatisfied with the management company's performance.

The management company and its affiliates may allocate mortgage-related opportunities to other entities, and thus may divert attractive investment opportunities away from us.

        The management company and its affiliates purchase and manage mortgage securities for third-party accounts. The management company has no obligation to make investment opportunities available to us. As a result, the management company may face a conflict of interest between allocating assets and other mortgage-related opportunities to us or to other accounts managed by it or its affiliates. In addition, the management company and its affiliates may from time to time purchase mortgage securities for their own accounts. These conflicts may result in decisions or allocations of mortgage securities by the management company that are not in our best interest.

The compensation structure for the management company creates an incentive for the management company to increase the riskiness of our mortgage portfolio in order to maximize its compensation.

        In addition to its base management compensation, the management company earns incentive compensation for each fiscal year equal to 30% of our net income in excess of the amount that would produce an annualized return on equity equal to the ten-year United States treasury rate plus 1%. As a result, the management company shares in our profits but not in our losses. Consequently, as the management company evaluates for us different mortgage-related assets for investment and different investment strategies, there is a risk that the management company will cause us to assume more risk than is prudent in an attempt to increase its incentive compensation. Other key criteria related to determining appropriate investments and investment strategies, including the preservation of capital, may be unduly ignored at the expense of the management company's emphasis on maximization of income.

Because the management company may render services to other mortgage investors, this could reduce the amount of time and effort that the management company devotes to us and, consequently, our profitability and overall management could suffer.

        The management agreement does not restrict the right of the management company or any of its officers, directors, employees or affiliates from doing business, including the rendering of advice in the purchase of mortgage-related assets that meet our investment criteria, with any other person or entity. The management company may also advise other mortgage-related entities, including REITs, that invest in residential or commercial mortgages or other residential and non-residential mortgage securities. However, members of the mortgage-backed securities group of The TCW Group, Inc. or any successor group will not provide any active management services to a residential mortgage REIT, other than ourselves, that invests primarily in high-quality mortgage securities comparable to our investments. In addition to the management company's ability to do business with any other third party, the management agreement does not specify a minimum time period that the manager and its personnel must devote to us. The ability of the management company to engage in these business activities could reduce their time and effort dedicated to managing us.

Risks Related to REIT Compliance and Other Matters

If we are disqualified as a REIT, we will be subject to tax as a regular corporation and face substantial tax liability.

        We currently operate, and we intend to continue to operate, so as to qualify as a REIT under the tax code. However, we may not remain qualified as a REIT in the future. Qualification as a REIT involves the application of highly technical and complex tax code provisions for which only a limited number of judicial or administrative interpretations exist. If we fail to qualify as a REIT in any tax year, then:

  •
  we would be taxed as a regular domestic corporation, which, among other things, means being disallowed from deducting distributions to stockholders in computing taxable income and being subject to federal income tax on our taxable income at regular corporate rates;

  •
  any resulting tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders; and

  •
  unless we were entitled to relief under applicable statutory provisions, we would be disqualified from treatment as a REIT for the subsequent four taxable years following the year during which we lost our qualification, and thus, our cash available for distribution to stockholders would be reduced for each of the years during which we were not permitted to qualify as a REIT.

        Even if we remain qualified for taxation as a REIT, we may be subject to federal taxes based on some of our activities, which could result in decreased cash available for distribution to our stockholders.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities.

        In order to qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, our sources of income, the nature and diversification of our mortgage-related assets, the amounts we distribute to our stockholders and the ownership of our stock. We may also be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with REIT requirements may limit our ability to hedge effectively.

        The REIT provisions of the tax code may substantially limit our ability to hedge mortgage-related assets and related borrowings by requiring us to limit our income in each year from "qualified hedges," together with any other income not generated from qualified REIT real estate assets, to less than 25% of our gross income. In addition, we must limit our aggregate income from hedging and services from all sources, other than from qualified REIT real estate assets or qualified hedges, to less than 5% of our annual gross income. As a result, we may have to limit our use of advantageous hedging techniques, which may result in greater risks associated with changes in the interest rates. If we were to violate the 25% or 5% limitations, we may have to pay a penalty tax equal to the amount of income in excess of those limitations. In the case of a willful violation, we could lose our REIT status for federal income tax purposes.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

        In order to qualify as a REIT, we must also ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investment in securities cannot include more than 10% of the outstanding voting securities of any one issuer or 10% of the total value of the outstanding securities of any one issuer. In addition, no more than 5% by value of our assets can consist of the securities of any one issuer. If we fail to comply with these requirements, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter in order to avoid losing our REIT status and suffering adverse tax consequences.

Complying with REIT requirements may force us to borrow to make distributions to stockholders.

        From time to time, we may generate taxable income greater than our net income for financial reporting purposes from, among other things, amortization of capitalized purchase premiums, or our taxable income may be greater than our cash flow available for distribution to stockholders. If we do not have other funds available in these situations, we may be unable to distribute substantially all of our taxable income as required by the REIT provisions of the tax code. Thus, we could be required to borrow funds, sell a portion of our mortgage-related assets at disadvantageous prices or find another alternative. These options could increase our costs or reduce our equity.

Failure to maintain an exemption from the Investment Company Act would adversely affect our results of operations.

        We conduct our business in a manner that allows us to avoid being regulated as an investment company under the Investment Company Act. The Investment Company Act exempts entities that are primarily engaged in the business of purchasing or otherwise acquiring "mortgages and other liens on and interests in real estate." Under the SEC's current interpretation, qualification for this exemption requires us to maintain at least 55% of our assets directly in specific types of real estate interests, including, among other things, mortgage loans and qualifying pass-through certificates, which are securities representing interests in "pools" of mortgage loans secured by residential real property in which payments of both interest and principal on the securities are generally made monthly. In order to constitute a qualifying real estate interest under this 55% requirement, a real estate interest must meet various criteria. For instance, unless the mortgage securities in which we may invest represent all the certificates issued with respect to an underlying pool of mortgage loans, they may be treated as securities separate from the underlying mortgage loans. Thus, in attempting to avoid being regulated as an investment company under the Investment Company Act, we may forego acquiring otherwise attractive mortgage-related assets. If we fail to continue to qualify for an exemption from registration as an investment company, our ability to use leverage would be substantially reduced and we would be unable to conduct our business as planned.

Risks Related to Our Securities and Other Matters

Our stock price may be volatile, which could result in substantial losses for our stockholders.

        The market price of our common stock could be subject to wide fluctuations in response to a number of factors, including:

  •
  issuing new equity securities pursuant to this offering or otherwise;

  •
  the amount of our common stock outstanding and the trading volume of our stock;

  •
  actual or anticipated changes in our future financial performance;

  •
  changes in financial estimates of us by securities analysts;

  •
  competitive developments, including announcements by us or our competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

  •
  the operating and stock performance of our competitors;

  •
  changes in interest rates; and

  •
  additions or departures of key personnel at the management company.

We may incur excess inclusion income that would increase the tax liability of our stockholders.

        In general, dividend income that a tax-exempt entity receives from us should not constitute unrelated business or trade income as defined in Section 512 of the tax code, or UBTI. If, however, we realize excess inclusion income and allocate it to stockholders, this income cannot be offset by net operating losses. If the stockholder is a tax-exempt entity, then this income would be fully taxable as UBTI under Section 512 of the tax code. If the stockholder is foreign, then it would be subject to federal income tax withholding on this income without reduction pursuant to any otherwise applicable income-tax treaty.

        Excess inclusion income would be generated if we were to issue debt obligations with two or more maturities and the terms of the payments on these obligations bore a relationship to the payments that we received on our mortgage-related assets securing those debt obligations. We generally structure our borrowing arrangements in a manner designed to avoid generating significant amounts of excess inclusion income. We do, however, enter into various reverse repurchase agreements that have differing maturity dates and afford the lender the right to sell any pledged mortgage securities if we default on our obligations. The IRS may determine that these borrowings give rise to excess inclusion income that should be allocated among stockholders. Furthermore, some types of tax-exempt entities, including, without limitation, voluntary employee benefit associations and entities that have borrowed funds to acquire their shares of our common stock, may be required to treat a portion of or all of the dividends they may receive from us as UBTI. We also invest in equity securities of other REITs. If we were to receive excess inclusion income from another REIT, we may be required to distribute the excess inclusion income to our shareholders which may result in the recognition of UBTI.

Our charter does not permit ownership of over 9.8% of our common or preferred stock and attempts to acquire our common or preferred stock in excess of the 9.8% limit are void.

        For the purpose of preserving our REIT qualification and for other reasons, our charter prohibits direct or constructive ownership of more than 9.8% of the lesser of the total number or value of the outstanding shares of our common stock or more than 9.8% of the outstanding shares of our preferred stock. Our charter's constructive ownership rules are complex and may cause the outstanding stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the outstanding stock by an individual or entity could cause that individual or entity to own constructively in excess of 9.8% of the outstanding stock, and thus be subject to our charter's ownership limit. Any attempt to own or transfer shares of our common or preferred stock in excess of the ownership limit shall be void, and will result in the shares being transferred by operation of law to a charitable trust.

Because provisions contained in Maryland law, our charter, our bylaws and our stockholder rights plan may have an anti-takeover effect, investors may be prevented from receiving a "control premium" for their shares.

        Provisions contained in our charter and bylaws, as well as Maryland corporate law, may have anti-takeover effects that delay, defer or prevent a takeover attempt, which may prevent stockholders from receiving a "control premium" for their shares. For example, these provisions may defer or prevent tender offers for our common stock or purchases of large blocks of our common stock, thereby limiting the opportunities for our stockholders to receive a premium for their common stock over then-prevailing market prices. These provisions include the following:

        Ownership limit.    The ownership limit in our charter limits related investors, including, among other things, any voting group, from acquiring over 9.8% of our common stock without our permission.

        Preferred stock.    Our charter authorizes our board of directors to issue preferred stock in one or more classes and to establish the preferences and rights of any class of preferred stock issued. These actions are to be taken without soliciting stockholder approval.

        Staggered board.    Our board of directors is divided into three classes of directors. The terms of each class expire in different years. Directors of each class serve for a three-year term and until their successors are elected and qualified. The affirmative vote of two-thirds of all outstanding common stock is required to remove a director.

        Maryland business combination statute.    Under the Maryland General Corporation Law, some "business combinations" between a Maryland corporation and any person who owns, directly or indirectly, 10% or more of the voting power of the corporation's shares of capital stock must be approved by holders of at least 80% of the voting shares. In addition, a holder of 10% or more of the voting power of a corporation's shares may not engage in a business combination with the corporation for five years following the date he or she became a 10% holder.

        Maryland control share acquisition statute.    Maryland law provides that "control shares" of a corporation acquired in a "control share acquisition" shall have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible under the statute to be cast on the matter, unless the corporation has opted out of the Control Share Acquisition statute. "Control shares" are voting shares of beneficial interest that, if aggregated with all other shares of beneficial interest previously acquired by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: one-fifth or more but less than one-third, one-third or more but less than a majority or a majority of all voting powers.

        Control shares do not include shares of beneficial interest the acquiring person is then entitled to vote as a result of previously having obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to some exceptions.

        If voting rights are not approved at a stockholders meeting then, subject to some conditions and limitations, the issuer may redeem any or all of the control shares for fair value not previously approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares of beneficial interest entitled to vote, all other stockholders may exercise appraisal rights.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock. However, our board of directors may decide to amend or eliminate the provision at any time in the future.

        Shareholder rights plan.    We have adopted a shareholder rights plan that may discourage any investor from acquiring over 15% of our common stock because, upon this type of acquisition without board approval, all other common stockholders will have the right to purchase a specified amount of our common stock at a 50% discount from the market price. Our shareholder rights plan is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Future offerings of debt securities, which would be senior to our common stock upon liquidation, or equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of dividend distributions, may adversely affect the market price of our common stock.

        In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities, including commercial paper, medium-term notes, senior or subordinated notes and classes of preferred stock or common stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings by us may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Our preferred stock, if issued, would have a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock or diluting their stock holdings in us.

We have not developed or implemented a disaster recovery plan for our information systems, which could adversely affect business operations should a major physical disaster occur.

        We are dependent upon functioning information systems to conduct business. A system failure or malfunction may result in an inability to process transactions or otherwise lead to disrupted operations. Although we regularly backup our programs and data, we do not currently have a comprehensive disaster recovery plan providing a hot site facility for immediate system recovery should a major physical disaster occur at our executive offices.

USE OF PROCEEDS

        Unless otherwise specified in the related prospectus supplement, we intend to use the net proceeds from any sale of securities under this prospectus and any accompanying prospectus supplement for general corporate purposes, including, without limitation, the purchase of mortgage-related assets consistent with our investment policy. Pending full use or investment in the desired mix of mortgage-related assets, net proceeds may be committed to short-term investments.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratios of earnings to fixed charges for the periods presented:

	Nine Months Ended September 30, 2001	Year Ended December 31, 2000	Year Ended December 31, 1999	Year Ended December 31, 1998	Period from December 9, 1997 to December 31, 1997
Ratio	1.70	0.16	1.26	1.15	2.35

        We computed the ratios of earnings to fixed charges by dividing earnings (excluding cumulative effect of a change in accounting principle in 2001) by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations plus fixed charges less capitalized interest. Fixed charges consist of interest expense and capitalized interest.

        Because as of the date of this prospectus we have never issued any shares of preferred stock, our ratios of earnings to combined fixed charges and preferred stock dividends are identical to our ratios of earnings to fixed charges for the periods presented above.

OUR COMPANY

        We are a financial services company that primarily acquires United States agency and other highly-rated single-family real estate fixed-rate and adjustable-rate mortgage-related assets. We use our equity capital and borrowed funds to generate income based on the difference between the yield on our mortgage-related assets and the cost of our borrowings. We have elected to be taxed as a real estate investment trust, or REIT, under the United States internal revenue code. As long as we retain our REIT status, we generally will not be subject to federal taxes on our income to the extent that we distribute our net income to our stockholders. We operate in accordance with our investment, leverage, interest rate risk management and REIT compliance policies, which our board of directors reviews and approves at least annually. We are managed pursuant to a management agreement with TCW Investment Management Company.

        As of September 30, 2001, we had $539,466,000 in assets, $487,016,000 in liabilities and $52,450,000 in equity. As of that date, approximately 96% of our assets consisted either of mortgage-backed securities guaranteed by an agency of the United States government, such as the Government National Mortgage Association, Fannie Mae and the Federal Home Loan Mortgage Corp., or other mortgage-related securities rated AAA by one or more nationally recognized rating agencies.

        TCW Investment Management Company manages our day-to-day operations pursuant to a management agreement and the direction and oversight of our board of directors. A majority of our board of directors is unaffiliated with the management company or The TCW Group, Inc., the parent company of the management company. The management company's key officers and our investment management team is comprised of selected members of The TCW Group, Inc.'s mortgage-backed securities group, all of whom have experience in raising capital for, investing in and managing fixed-income instruments. An external management structure allows us to take advantage of the existing operational systems, expertise and economies of scale associated with the management company's current business operations.

        The management company was established in 1987 as an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940. The TCW Group, Inc. was established in 1971 and manages both domestic and international investments for a range of clients with diverse investment objectives. As of September 30, 2001, the TCW group of companies had under management or committed to management approximately $74.7 billion, of which $35.6 billion consisted of United States fixed-income instruments. Of that $35.6 billion of fixed-income instruments, $23.2 billion consisted of mortgage-related assets which are managed by the mortgage-backed securities group of the TCW group of companies. The majority of our executive officers are senior members of the mortgage-backed securities group.

DESCRIPTION OF OUR CAPITAL STOCK

        The description of our capital stock set forth below does not purport to be complete and is qualified in its entirety by reference to our charter, as amended and restated, and our bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part.

General

        Under our charter, the total number of shares of all classes of stock that we have authority to issue as of the date of this prospectus is 150,000,000 consisting of 100,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of September 30, 2001, there were 5,753,000 shares of our common stock and no shares of our preferred stock outstanding. In addition, in the fourth fiscal quarter of 2001, we issued 9,775,000 shares of our common stock in registered public offerings, increasing the total number of shares of our common stock outstanding as of December 11, 2001 to 15,528,000. As of January 18, 2002, the total number of shares of our common stock outstanding was 15,555,500.

Our Common Stock

        Subject to any preferential rights of any outstanding class of our preferred stock and to the provisions of our charter regarding the restrictions on the transfer of stock, the holders of our common stock are entitled to distributions as our board of directors may declare from time to time from funds legally available for this purpose and, upon liquidation, are entitled to receive pro rata all of our assets available for distributions to holders after payment of or adequate provision for all our known debts and liabilities. All shares of our common stock issued in connection with this prospectus will be duly authorized, fully paid and non-assessable, and the holders of these shares will not have preemptive rights.

        Subject to the provisions of our charter regarding the restrictions on transfer of stock, the holders of our outstanding common stock are entitled to one vote per share on all matters voted on by our common stockholders, including elections of directors. Our common stockholders exclusively possess all voting power, except as otherwise required by law or as provided in any resolution adopted by our board of directors with respect to any class of our preferred stock establishing the powers, designations, preferences and relative, participating, option or other special rights of the series. Our charter does not provide for cumulative voting in the election of directors.

        Our charter provides for a staggered board of directors consisting of three classes of directors as nearly equal in number as practicable. Each class holds office until the third annual meeting of stockholders following the annual meeting of stockholders at which such class of directors was elected. The provisions relating to the staggered board may be amended only upon the vote of the holders of at least two-thirds of the capital stock entitled to vote for the election of directors.

        Pursuant to the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter, is set forth in the corporation's charter. Our charter does not provide for a lesser percentage in any of these situations except for charter amendments, which may be approved by a majority of our stockholders. Most amendments to our charter require approval by our stockholders by an affirmative vote of a majority of all votes entitled to be cast.

Investors

        The approximate number of record holders of our common stock as of January 18, 2002 was 79.

Transfer Agent and Registrar

        The Bank of New York is the transfer agent and registrar for our common stock.

Our Preferred Stock

        We may issue shares of our preferred stock from time to time, in one or more classes, as authorized by our charter and our board of directors. To date, our board of directors has authorized only one series of preferred stock in connection with our shareholder rights agreement. Prior to issuance of shares of each class, our board of directors is required by the Maryland General Corporation Law and our charter to fix for each class, subject to the provisions of our charter regarding the restrictions on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law. Our preferred stock will, when issued, be duly authorized, fully paid and non-assessable. Our board of directors could authorize the issuance of shares of our preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transactions that our common stockholders might believe to be in their best interests or in which holders of some, or a majority, of the shares of our common stock might receive a premium for their shares over the then market price of shares of our common stock. Any preferred stock we issue from time to time may rank senior to our common stock as to dividends and may rank senior to our common stock as to distributions in the event of our liquidation, dissolution or winding up. The ability of our board of directors to issue preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting powers of our common stockholders.

        Terms.    The following description of our preferred stock sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified by reference to the applicable provisions of our charter and any supplement to our charter designating terms of a series of preferred stock.

        The prospectus supplement relating to any offer of preferred stock under this prospectus will include specific terms of the offered preferred stock, including:

  (1)
  The title and stated value of the preferred stock;

  (2)
  The number of shares, the liquidation preference per share and the offering price of the preferred stock;

  (3)
  The dividend rate(s), period(s) and/or payment date(s) or related method(s) of calculation applicable to the preferred stock;

  (4)
  The date from which dividends on the preferred stock shall accrue, if applicable;

  (5)
  The procedures for any auction and remarketing, if any, for the preferred stock;

  (6)
  The provision for a sinking fund, if any, for the preferred stock;

  (7)
  The provision for redemption, if applicable, of the preferred stock;

  (8)
  Any listing of the preferred stock on any securities exchange;

  (9)
  The terms and conditions, if applicable, upon which the preferred stock will be convertible into shares of our common stock, including the conversion price (or related manner of calculation);

  (10)
  Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

  (11)
  A supplemental discussion of federal income tax considerations applicable to the preferred stock;

  (12)
  The relative ranking and preference of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

  (13)
  Any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

  (14)
  Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT.

        Rank.    Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up, rank (i) senior to all classes or series of our common stock, and to all equity securities ranking junior to the offered preferred stock; (ii) on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock; and (iii) junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock. The term "equity securities" does not include convertible debt securities.

        Dividends.    Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each of these dividends shall be payable to holders of record as they appear on our share transfer books on the record dates fixed by our board of directors.

        Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are non-cumulative, then the holders of that series of preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment date.

        If preferred stock of any series is outstanding, no dividends will be declared or paid or set apart for payment on any of our capital stock or any other series ranking, as to dividends, on a parity with or junior to the series of preferred stock for any period unless (i) if the series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the preferred stock of the series for all past dividend periods and the then current dividend period or (ii) if the series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment of the dividends is set apart for the payment on that series of preferred stock. When dividends are not paid in full (or a sum sufficient for full payment is not so set apart) on preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with that series of preferred stock, all dividends declared upon that series of preferred stock and any other series of preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share of that series of preferred stock and any other series of preferred stock ranking on a parity as to dividends will in all cases bear to each other the same ratio that accrued dividends per share on that series of preferred stock (which will not include any accrual in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend) and any other series of preferred stock ranking on a parity as to dividends bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of the series which may be in arrears.

        Except as provided in the immediately preceding paragraph, unless (i) if the series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment of the dividend is set apart for payment for all past dividend periods and the then current dividend period, and (ii) if the series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment of the dividends is set apart for payment for the then current dividend period, no dividends (other than in shares of our common stock or other shares of capital stock ranking junior to the preferred stock of the relevant series as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon our common stock, or any of our other share capital ranking junior to or on a parity with the relevant series of preferred stock as to dividends or upon liquidation, nor will any shares of our common stock, or any other shares of our capital stock ranking junior to or on a parity with the relevant series of preferred stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares) by us (except by conversion into or exchange for other shares of our capital stock ranking junior to the relevant series of preferred stock as to dividends and upon liquidation).

        Any dividend payment made on shares of a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

        Redemption.    If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.

        The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of the preferred stock that will be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends on the shares (which will not, if the preferred stock does not have a cumulative dividend, include any accrual in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of the preferred stock may provide that, if no shares of capital stock will have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into the applicable shares of our capital pursuant to conversion provisions specified in the applicable prospectus supplement.

        Notwithstanding the foregoing, unless (a) if a series of preferred stock has a cumulative dividend, full cumulative dividends on all shares of the series of preferred stock will have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (b) if a series of preferred stock does not have a cumulative dividend, full dividends on all shares of the preferred stock of the series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment of the dividends set apart for payment for the then current dividend period, no shares of the series of preferred stock will be redeemed unless all outstanding shares of the preferred stock of the relevant series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred stock of the relevant series to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series. In addition, unless (i) if the relevant series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of the series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment of the dividends set apart for payment for all past dividend periods and the then current dividend period, and (ii) if the relevant series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the relevant series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment of the dividends set apart for payment for the then current dividend period, we will not purchase or otherwise acquire directly or indirectly any shares of preferred stock of the relevant series (except by conversion into or exchange for shares of our capital ranking junior to the preferred stock of the relevant series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of the relevant series to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of the relevant series.

        If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, the number of shares to be redeemed will be determined by us and such shares may be redeemed pro rata from the holders of record of the shares in proportion to the number of the shares held or for which redemption is requested by the holder (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by us.

        Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock of any series to be redeemed at the address shown on our share transfer books. Each notice will state: (a) the redemption date; (b) the number of shares and series of the preferred stock to be redeemed; (c) the redemption price; (d) the place or places where certificates for the preferred stock are to be surrendered for payment of the redemption price; (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (f) the date upon which the holder's conversion rights, if any, as to the shares will terminate. If fewer than all the shares of preferred stock of any series are to be redeemed, the notice mailed to each holder of the shares shall also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any preferred stock has been given and if the funds necessary for the redemption have been set aside by us in trust for the benefit of the holders of any preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on the preferred stock, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

        Liquidation Preference.    Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment will be made to the holders of our common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share as set forth in the applicable prospectus supplement, plus an amount equal to all dividends accrued and unpaid thereon, which shall not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of our preferred stock and the corresponding amounts payable on all shares of other classes or series of our capital stock ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other classes or series of capital stock ranking on a parity with the preferred stock in the distribution of assets will share ratably in the distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        If liquidating distributions will have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

        Voting Rights.    Holders of the preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

        Unless provided otherwise for any series of preferred stock, so long as any shares of preferred stock of a series remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the relevant series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (the relevant series voting separately as a class), (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to the series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter or repeal the provisions of our charter or the articles supplementary for the relevant series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the relevant series of preferred stock; provided, however, with respect to the occurrence of any event set forth in (b) above, so long as the relevant series of preferred stock remains outstanding with terms materially unchanged, taking into account that upon the occurrence of the event we may not be the surviving entity, the occurrence of the event shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of the preferred stock and provided further that (i) any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or (ii) any increase in the amount of authorized shares of the relevant series or any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of the relevant series in payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect rights, preferences, privileges or voting powers of the holders of the preferred stock.

        The voting provisions described above will not apply if, at or prior to the time when the act with respect to which a vote would otherwise be required will be effected, all outstanding shares of the relevant series of preferred stock have been redeemed or called for redemption and sufficient funds have been deposited in trust to effect the redemption.

        Conversion Rights.    The terms and conditions, if any, upon which any series of preferred stock is convertible into shares of our common stock will be set forth in the applicable prospectus supplement. These terms will include the number of shares of our common stock into which the shares of preferred stock are convertible, the conversion price (or manner of calculation), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the relevant series of preferred stock.

Ownership Restrictions

        Two of the requirements that must be met in order for us to qualify for the tax benefits accorded by the REIT provisions of the tax code are that:

  •
  during the last half of each taxable year not more than 50% in value of the outstanding shares may be owned directly or indirectly by five or fewer individuals, i.e., the "5/50 Rule"; and

  •
  our shares of stock must be beneficially owned by 100 or more persons for at least 335 days of each taxable year of 12 months or a proportionately smaller number of days for a shorter period, also known as the "100 Stockholder Rule."

        In order that we may meet these requirements at all times, our charter prohibits any person from acquiring or holding, directly or indirectly, shares of our common stock in excess of 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of our common stock or in excess of 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of our preferred stock.

        For purposes of the 5/50 Rule, the constructive ownership provisions applicable under Section 544 of the tax code attribute ownership of securities owned by a corporation, partnership, estate or trust proportionately to its stockholders, partners or beneficiaries, attribute ownership of securities owned by family members and partners to other members of the same family, treat securities with respect to which a person has an option to purchase as actually owned by that person, and set forth application of these attribution provisions with respect to our common stock that is constructively owned by virtue of such provisions, i.e., "reattribution." Thus, for purposes of determining whether a person holds shares of our common stock in violation of the ownership limitations set forth in our charter, many types of entities may own directly more than the 9.8% limit because these entities' shares are attributed to their individual stockholders. On the other hand, a person will be treated as owning not only shares of common stock actually or beneficially owned, but also any shares of common stock attributed to the person under the attribution rules described above. Accordingly, under some circumstances, shares of our common stock owned by a person who individually owns less than 9.8% of the shares outstanding may nevertheless be in violation of the ownership limitations set forth in our charter. Ownership of shares of our common stock through attribution is generally referred to as constructive ownership. The 100 Stockholder Rule, referred to above, is determined by actual, and not constructive, ownership.

        Our charter further provides that if any transfer of shares of our common stock which, if effective, would result in any person beneficially or constructively owning shares of our common stock in excess or in violation of the above transfer or ownership limitations, then that number of shares of our common stock the beneficial or constructive ownership of which otherwise would cause the person to violate the limitations, rounded to the nearest whole share, shall be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the intended transferee shall not acquire any rights in the shares. Shares of our common stock held by a trustee shall be issued and outstanding shares of common stock. The intended transferee shall not benefit economically from ownership of any shares held in trust, shall have no rights to dividends, and shall not possess any rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust shall have all voting rights and rights to dividends or other distributions with respect to shares held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid to the intended transferee prior to our discovery that shares of our common stock have been transferred to the trustee shall be paid by the recipient of such dividend or distribution to the trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. Our board of directors may, in its discretion, waive these requirements on owning shares in excess of the ownership limitations, so long as the waiver does not cause us to fail to qualify as a REIT.

        Within 20 days of receiving notice from us that shares of our common stock have been transferred to the trust, the trustee shall sell the shares held in the trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in the charter. Upon the sale, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the intended transferee and to the charitable beneficiary as follows. The intended transferee shall receive the lesser of:

  •
  the price paid by the intended transferee for the shares or, if the intended transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, i.e., in the case of a gift, devise or other similar transaction, the market price, as explained further below, of the shares on the day of the event causing the shares to be held in the trust; and

  •
  the price per share received by the trustee from the sale or other disposition of the shares held in the trust.

        Any net sales proceeds in excess of the amount payable to the intended transferee shall be immediately paid to the charitable beneficiary. In addition, shares of our common stock transferred to the trustee shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer of the shares to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift, and (ii) the market price on the date we, or our designee, accept the offer. We shall have the right to accept the offer for a period of 90 days after the later of (x) the date of the event that resulted in the shares being transferred to the trust, and (y) the date we determine in good faith that an event has occurred that resulted in the shares being transferred to the trust if we did not previously receive notice of such event as required by our charter. Upon the sale to us, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the intended transferee.

        The term "market price" on any date shall mean, with respect to any class or series of outstanding shares of our stock, the closing price for the shares on that date. The "closing price" on any date shall mean the last sale price for the shares, regular way, or, in case no sale takes place on that day, the average of the closing bid and asked prices, regular way, for the shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the shares are not listed or admitted to trading on the American Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotation Systems, or, if the system is no longer in use, the principal other automated quotation system that may then be in use or, if the shares are not quoted by that organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by our board of directors or, in the event that no trading price is available for the shares, the fair market value of the shares, as determined in good faith by our board of directors.

        We are required to send stockholder demand letters to some of our stockholders of record within 30 days of the end of each taxable year. These stockholder demand letters must be sent to all record owners of:

  •
  5% or more of our stock, if we have 2,000 or more stockholders of record;

  •
  1% or more of our stock, if we have more than 200 but less than 2,000 stockholders of record; or

  •
  0.5% or more of our stock, if we have 200 or fewer stockholders of record.

        In response to the stockholder demand letters, the stockholders of record are required to provide certain information to us enabling us to determine the actual (direct and indirect) ownership of our stock. Each direct or indirect owner shall provide us with additional information as we may reasonably request in order to determine the effect, if any, of his ownership on our status as a REIT and to ensure compliance with the ownership limitations.

        Our charter's ownership limit will not be automatically removed even if the REIT provisions of the tax code are changed so as to remove any ownership concentration limitation. Any change of the ownership limit would require an amendment to the charter. An amendment requires the affirmative vote of holders holding at least two-thirds of the outstanding shares entitled to vote on the matter.

        All certificates representing shares of our common or preferred stock will bear a legend referring to the restrictions described above.

Limitations on Changes in Control

General

        The provisions of our charter and bylaws providing for ownership limitations, a staggered board of directors and the authorization of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of or the removal of existing management, and as a result could prevent our stockholders from being paid a premium over the then-prevailing market price for their shares of our common stock.

Shareholder Rights Agreement

        We have adopted a shareholder rights agreement to enable our stockholders to receive fair and equal treatment in the event of any proposed acquisition of us, among other things. Our shareholder rights agreement may have the effect of delaying, deferring or preventing a change in control of and, therefore, could adversely affect our stockholders' ability to realize a premium over the then-prevailing market price for our common stock in connection with a change in control transaction. A fuller description of our shareholder rights agreement can be found in our Current Report on Form 8-K filed with the SEC on July 27, 1999, which includes the shareholder rights agreement as an exhibit.

        In connection with the adoption of the shareholder rights agreement, our board of directors declared a dividend distribution of one preferred stock purchase right for each outstanding share of our common stock to stockholders of record as of the close of business on July 30, 1999. Each preferred stock purchase right entitles the registered holder of this right to purchase from us one one-hundredth of a share of our Series A Junior Participating Preferred Stock, par value $0.01 per share at a cash exercise price of $50.00, subject to adjustment.

        The preferred stock purchase rights are currently not exercisable and are attached to and trade with all shares of our common stock outstanding as of, and issued subsequent to, the July 30, 1999 record date. The preferred stock purchase rights will separate from our common stock and will become exercisable upon the earlier of:

  •
  ten business days following a public announcement that a person or group of affiliated or associated persons, an "acquiring person", has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of our common stock, other than as a result of repurchases of stock by us or inadvertent actions by institutional or other stockholders; or

  •
  ten business days, or a later date as our board of directors shall determine, following the commencement of a tender offer or exchange offer that would result in a person or group becoming an "acquiring person," as described above.

        The preferred stock purchase rights will expire at 5:00 P.M. (Eastern Standard Time) on July 30, 2009, unless we redeem or exchange these rights before this date.

DESCRIPTION OF WARRANTS

        We have no warrants or other stock purchase rights outstanding other than options issued under our 1997 Stock Option Plan. We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to our stockholders and may be attached to or separate from the related securities. Warrants may be issued under a warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that may be offered under this prospectus. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following: (a) the title of the warrants; (b) the aggregate number of the warrants; (c) the price or prices at which the warrants will be issued; (d) the designation, number and terms of the shares of preferred stock or common stock purchasable upon exercise of the warrants; (e) the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each security; (f) the date, if any, on and after which the warrants and the related preferred stock or common stock, if any, will be separately transferable; (g) the price at which each share of preferred stock or common stock purchasable upon exercise of the warrants may be purchased; (h) the date on which the right to exercise the warrants will commence and the date on which that right will expire; (i) the minimum or maximum amount of the warrants which may be exercised at any one time; (j) information with respect to book-entry procedures, if any; (k) a discussion of federal income tax considerations; and (l) any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES

General

        The debt securities offered under this prospectus and any applicable prospectus supplement (the "Debt Securities") will be our direct unsecured obligations and may be either senior Debt Securities ("Senior Securities") or subordinated Debt Securities ("Subordinated Securities"). The Debt Securities will be issued under one or more indentures, each dated as of a date prior to the issuance of the Debt Securities to which it relates. Senior Securities and Subordinated Securities may be issued under separate indentures (respectively, a "Senior Indenture" and a "Subordinated Indenture"), in each case between us and a trustee (a "Trustee"), which may be the same Trustee. The Senior Indenture and the Subordinated Indenture, as amended or supplemented from time to time, are sometimes referred to in this prospectus collectively as the "Indentures." The Indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made under this heading relating to the Debt Securities and the Indentures are summaries of their anticipated provisions, do not purport to be complete and are qualified in their entirety by reference to the Indentures and the Debt Securities.

        Capitalized terms used in this section and not defined will have the meanings assigned to them in the applicable Indenture. References to the "Company" in this section are to Apex Mortgage Capital, Inc.

Terms

        General.    The indebtedness represented by the Senior Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The indebtedness represented by Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Debt of the Company as described under "—Subordination." The particular terms of the Debt Securities offered by a prospectus supplement will be described in the applicable prospectus supplement, along with any applicable modifications of or additions to the general terms of the Debt Securities as described in this prospectus and in the applicable Indenture and any applicable federal income tax considerations. Accordingly, for a description of the terms of any series of Debt Securities, reference must be made to both the applicable prospectus supplement and the description of the Debt Securities set forth in this prospectus.

        Except as set forth in any prospectus supplement, the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as the Company establishes from time to time or as set forth in the applicable Indenture or in one or more indentures supplemental to the applicable Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of the relevant series, for issuance of additional Debt Securities of the series.

        Each Indenture will provide that the Company may, but need not, designate more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under an Indenture may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee, and, except as otherwise indicated herein, any action described herein to be taken by each Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

        The following summaries set forth certain general terms and provisions of the Indentures and the Debt Securities. The prospectus supplement relating to the series of Debt Securities being offered will contain further terms of such Debt Securities, including the following specific terms:

  (1)
  The title of such Debt Securities and whether such Debt Securities are Senior Securities or Subordinated Securities;

  (2)
  The aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

  (3)
  The price (expressed as a percentage of the principal amount thereof) at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities that is convertible into shares of the Company's common stock or preferred stock, or the method by which any such portion shall be determined;

  (4)
  If convertible, the terms on which such Debt Securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of the Company's common stock or preferred stock receivable on conversion;

  (5)
  The date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

  (6)
  The rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

  (7)
  The date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

  (8)
  The place or places where the principal of (and premium or Make-Whole Amount (as may be defined in the Indenture), if any) and interest, if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon the Company in respect of such Debt Securities and the applicable Indenture may be served;

  (9)
  The period or periods, if any, within which, the price or prices at which and the other terms and conditions upon which such Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the option of the Company;

  (10)
  The obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

  (11)
  If other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

  (12)
  Whether the amount of payments of principal of (and premium or Make-Whole Amount, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

  (13)
  Whether the principal of (and premium or Make-Whole Amount, if any) or interest or Additional Amounts (as may be defined in the Indenture), if any, on the Debt Securities of the series are to be payable, at the election of the Company or a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are to be so payable;

  (14)
  Provisions, if any, granting special rights to the holders of Debt Securities of the series upon the occurrence of such events as may be specified;

  (15)
  Any deletions from, modifications of or additions to the Events of Default (as defined in the Indenture) or covenants of the Company with respect to Debt Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

  (16)
  Whether Debt Securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa (if permitted by applicable laws and regulations), whether any Debt Securities of the series are to be issuable initially in temporary global form and whether any Debt Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Debt Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the Indenture, and, if Registered Securities of the series are to be issuable as a Global Security, the identity of the depository for such series;

  (17)
  The date as of which any Bearer Securities of the series and any temporary Global Security representing outstanding Debt Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

  (18)
  The Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Global Security on an Interest Payment Date will be paid if other than in the manner provided in the Indenture;

  (19)
  The applicability, if any, of the defeasance and covenant defeasance provisions of the Indenture to the Debt Securities of the series;

  (20)
  If the Debt Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

  (21)
  If the Debt Securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such Debt Securities to be authenticated and delivered;

  (22)
  Whether and under what circumstances the Company will pay Additional Amounts as contemplated by the Indenture on the Debt Securities of the series to any holder who is not a United States person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option);

  (23)
  The obligation, if any, of the Company to permit the conversion of the Debt Securities of such series into the Company's common stock or preferred stock, as the case may be, and the terms and conditions upon which such conversion shall be effected (including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of such shares for purposes of conversion); and

  (24)
  Any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

        If so provided in the applicable prospectus supplement, the Debt Securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). In such cases, all material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

        Change of Control, Highly Leveraged Transactions and Similar Transactions.    Except as may be set forth in any prospectus supplement, the Debt Securities will not contain any provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of any series of Debt Securities protection in the event of a highly leveraged or similar transaction, or in the event of a change of control, involving the Company that may adversely affect holders of Debt Securities. To the extent that any covenant or provision governing any series of Debt Securities that would afford protection to holders of such series of Debt Securities in the event of a highly leveraged or similar transaction or a change of control may be (a) waived by the board of directors or the relevant Trustee or (b) limited in its applicability in the event of a leveraged buy-out or similar transaction initiated or supported by the Company, management of the Company or any affiliate, the relevant prospectus supplement will describe such provisions.

        Any prospectus supplement relating to a series of Debt Securities that is subject to optional redemption, prepayment or conversion of such series of Debt Securities upon the occurrence of a change of control or other similar events will describe, to the extent applicable, the following:

  (1)
  the effect that such provisions may have in deterring mergers, tender offers or other takeover attempts, as well as any possible adverse effect on the market price of the Company's securities or its ability to obtain additional financing in the future;

  (2)
  the Company's obligation to comply with the requirements of Rule 14(e)-1 under the Exchange Act and any other applicable securities laws in connection with such provisions and any related offers by the Company, and to the extent that a series of convertible Debt Securities are the subject of the prospectus supplement, the Company's obligation to comply with Rule 13e-4;

  (3)
  whether the occurrence of the specified events may give rise to cross-defaults on other indebtedness resulting in effective subordination of the Company's obligation to make payments on such series of Debt Securities;

  (4)
  any legal or financial limitations on the Company's ability to repurchase the series of Debt Securities offered by the prospectus supplement upon the triggering of an "event risk" provision requiring such a repurchase or offer to repurchase;

  (5)
  the impact, if any, under the Indenture or other governing instruments of any failure to repurchase or offer to repurchase, including whether such failure following a change of control or similar event will (or would, after the lapse of time or giving of notice, or both) result in an event of default with respect to such series of Debt Securities;

  (6)
  that there can be no assurance that sufficient funds will be available to the Company to make any required repurchase at the time such "event risk" provision is triggered;

  (7)
  the material effect of any subordination of payment on such series of Debt Securities to other obligations of the Company or its subsidiaries that may be accelerated as a result of a change in control, fundamental change or "poison put" provision on such change in control, fundamental change or "poison put" provision and on such series of Debt Securities;

  (8)
  the material effect, if any, of any anti-takeover provision relating to the Company's equity securities on the Company's outstanding debt securities, including the series of Debt Securities offered by the prospectus supplement;

  (9)
  to the extent that the term "change of control" includes the concept of "all or substantially all," how such concept is quantified or what is the established meaning of such concept under applicable law and the Indenture and, in the event that there is no definition or established meaning for such concept, the effect of such uncertainty on the ability of holders of such series of Debt Securities to determine when a "change of control" has occurred; and

  (10)
  other material effects and limitations of "change of control," as applicable to such series of Debt Securities, including whether "change of control" provisions will be triggered if a change in control of the Company's Board of Directors occurs as a result of a proxy contest involving solicitation of revocable proxies.

Denomination, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof.

        Unless otherwise specified in the applicable prospectus supplement, the principal of (and applicable premium or Make-Whole Amount, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the applicable Trustee, the address of which will be stated in the applicable prospectus supplement; provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

        Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the holder on the applicable Regular Record Date and may either be paid to the Person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, in which case notice thereof shall be given to the holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture.

        Subject to certain limitations imposed upon Debt Securities issued in book- entry form, the Debt Securities of any series will be exchangeable for any authorized denomination of other Debt Securities of the same series and of a like aggregate principal amount and tenor upon surrender of such Debt Securities at the corporate trust office of the applicable Trustee or at the office of any transfer agent designated by the Company for such purpose. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer or exchange thereof at the corporate trust office of the applicable Trustee or at the office of any transfer agent designated by the Company for such purpose. Every Debt Security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable Trustee or transfer agent. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent (in addition to the applicable Trustee) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

        Neither the Company nor any Trustee shall be required to (a) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before selection of any Debt Securities selected for redemption and ending at the close of business on the day of mailing of the notice of redemption; (b) register the transfer of or exchange any Debt Security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part; or (c) issue, register the transfer of or exchange any Debt Security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid.

Merger, Consolidation or Sale of Assets

        The Indentures will provide that the Company may, without the consent of the holders of any outstanding Debt Securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that (a) either the Company shall be the continuing entity, or the successor entity (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets is organized under the laws of any domestic jurisdiction and assumes the Company's obligations to pay principal of (and premium or Make-Whole Amount, if any) and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any subsidiary as a result thereof as having been incurred by the Company or such subsidiary at the time of such transaction, no Event of Default under the Indentures, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officers' certificate and legal opinion covering such conditions shall be delivered to each Trustee.

Covenants

        The covenants of the Company with respect to any series of Debt Securities will be set forth in the applicable prospectus supplement.

Events of Default, Notice and Waiver

        Unless otherwise provided in the applicable prospectus supplement, each Indenture will provide that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (a) default in the payment of any interest on or any Additional Amount payable in respect of any Debt Security of such series when such interest or Additional Amount becomes due and payable that continues for a period of 30 days; (b) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Debt Security of such series when due and payable; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance, or breach, of any other covenant or warranty of the Company in the Indenture with respect to the Debt Securities of such series and continuance of such default or breach for a period of 60 days after written notice as provided in the Indenture; (e) default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor), having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after written notice to the Company as provided in the Indenture; (f) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Company or any of its Subsidiaries in an aggregate amount (excluding amounts covered by insurance) in excess of $10,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount (excluding amounts covered by insurance) in excess of $10,000,000 for a period of 30 consecutive days; (g) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary; and (h) any other event of default provided with respect to a particular series of Debt Securities. The term "Significant Subsidiary" has the meaning ascribed to such term in Regulation S-X promulgated under the Securities Act.

        If an Event of Default under any Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable Trustee or the holders of not less than 25% in principal amount of the Debt Securities of that series will have the right to declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of, and premium or Make-Whole Amount, if any, on, all the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the applicable Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the holders of not less than a majority in principal amount of outstanding Debt Securities of such series may rescind and annul such declaration and its consequences if (a) the Company shall have deposited with the applicable Trustee all required payments of the principal of (and premium or Make-Whole Amount, if any) and interest on the Debt Securities of such series, plus certain fees, expenses, disbursements and advances of the applicable Trustee and (b) all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof and the premium or Make-Whole Amount, if any), with respect to Debt Securities of such series have been cured or waived as provided in such Indenture. The Indentures will also provide that the holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may waive any past default with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on any Debt Security of such series or (ii) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected thereby.

        The Indentures will require each Trustee to give notice to the holders of Debt Securities within 90 days of a default under the applicable Indenture unless such default shall have been cured or waived; provided, however, that such Trustee may withhold notice to the holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if specified responsible officers of such Trustee consider such withholding to be in the interest of such holders.

        The Indentures will provide that no holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to such Indenture or for any remedy thereunder, except in the case of failure of the applicable Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium or Make-Whole Amount, if any) and interest on such Debt Securities at the respective due dates or redemption dates thereof.

        The Indentures will provide that, subject to provisions in each Indenture relating to its duties in case of default, a Trustee will be under no obligation to exercise any of its rights or powers under an Indenture at the request or direction of any holders of any series of Debt Securities then outstanding under such Indenture, unless such holders shall have offered to the Trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under an Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or of exercising any trust or power conferred upon such Trustee. However, a Trustee may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve such Trustee in personal liability or which may be unduly prejudicial to the holders of Debt Securities of such series not joining therein.

        Within 120 days after the close of each fiscal year, the Company will be required to deliver to each Trustee a certificate, signed by one of several specified officers of the Company, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indentures

        Modifications and amendments of an Indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding Debt Securities issued under such Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each such Debt Security affected thereby, (a) change the stated maturity of the principal of, or any installment of interest (or premium or Make-Whole Amount, if any) on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium or Make-Whole Amount payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such Debt Security; (c) change the place of payment, or the coin or currency, for payment of principal of, premium or Make-Whole Amount, if any, or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such

Debt Security; (e) reduce the above-stated percentage of outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such Debt Security.

        The holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive covenants of the applicable Indenture.

        Modifications and amendments of an Indenture will be permitted to be made by the Company and the respective Trustee thereunder without the consent of any holder of Debt Securities for any of the following purposes: (a) to evidence the succession of another person to the Company as obligor under such Indenture; (b) to add to the covenants of the Company for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company in such Indenture; (c) to add events of default for the benefit of the holders of all or any series of Debt Securities; (d) to add or change any provisions of an Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect; (e) to change or eliminate any provisions of an Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities outstanding of any series created prior thereto which are entitled to the benefit of such provision; (f) to secure the Debt Securities; (g) to establish the form or terms of Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into common stock or preferred stock of the Company; (h) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under an Indenture by more than one Trustee; (i) to cure any ambiguity, defect or inconsistency in an Indenture, provided that such action shall not adversely affect the interests of holders of Debt Securities of any series issued under such Indenture; or (j) to supplement any of the provisions of an Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the holders of the outstanding Debt Securities of any series.

        The Indentures will provide that in determining whether the holders of the requisite principal amount of outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of Debt Securities, (a) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (b) the principal amount of any Debt Security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (a) above), (c) the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant such Indenture, and (d) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor shall be disregarded.

        The Indentures will contain provisions for convening meetings of the holders of Debt Securities of a series. A meeting will be permitted to be called at any time by the applicable Trustee, and also, upon request, by the Company or the holders of at least 10% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given as provided in such Indenture. Except for any consent that must be given by the holder of each Debt Security affected by certain modifications and amendments of an Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with an Indenture will be binding on all holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum.

        Notwithstanding the foregoing provisions, the Indentures will provide that if any action is to be taken at a meeting of holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding Debt Securities affected thereby, or of the holders of such series and one or more additional series: (a) there shall be no minimum quorum requirement for such meeting, and (b) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such Indenture.

Subordination

        Unless otherwise provided in the applicable prospectus supplement, Subordinated Securities will be subject to the following subordination provisions.

        Upon any distribution to creditors of the Company in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any Subordinated Securities will be subordinated to the extent provided in the applicable Indenture in right of payment to the prior payment in full of all Senior Debt (as defined below), but the obligation of the Company to make payments of the principal of and interest on such Subordinated Securities will not otherwise be affected. No payment of principal or interest will be permitted to be made on Subordinated Securities at any time if a default on Senior Debt exists that permits the holders of such Senior Debt to accelerate its maturity and the default is the subject of judicial proceedings or the Company receives notice of the default. After all Senior Debt is paid in full and until the Subordinated Securities are paid in full, holders will be subrogated to the rights of holders of Senior Debt to the extent that distributions otherwise payable to holders have been applied to the payment of Senior Debt. The Subordinated Indenture will not restrict the amount of Senior Indebtedness or other indebtedness of the Company and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of Subordinated Indebtedness may recover less, ratably, than general creditors of the Company.

        Senior Debt will be defined in the applicable Indenture as the principal of and interest on, or substantially similar payments to be made by the Company in respect of, the following, whether outstanding at the date of execution of the applicable Indenture or thereafter incurred, created or assumed:(a) indebtedness of the Company for money borrowed or represented by purchase-money obligations, (b) indebtedness of the Company evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other agreement, (c) obligations of the Company as lessee under leases of property either made as part of any sale and leaseback transaction to which the Company is a party or otherwise, (d) indebtedness of partnerships and joint ventures which is included in the consolidated financial statements of the Company, (e) indebtedness, obligations and liabilities of others in respect of which the Company is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which the Company has agreed to purchase or otherwise acquire, and (f) any binding commitment of the Company to fund any real estate investment or to fund any investment in any entity making such real estate investment, in each case other than (1) any such indebtedness, obligation or liability referred to in clauses (a) through (f) above as to which, in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the Subordinated Securities or ranks pari passu with the Subordinated Securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of the Company to substantially the same extent as or to a greater extent than the Subordinated Securities are subordinated, and (3) the Subordinated Securities. There will not be any restrictions in any Indenture relating to Subordinated Securities upon the creation of additional Senior Debt.

        If this prospectus is being delivered in connection with a series of Subordinated Securities, the accompanying prospectus supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Debt outstanding as of the end of the Company's most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

        Unless otherwise indicated in the applicable prospectus supplement, the Company will be permitted, at its option, to discharge certain obligations to holders of any series of Debt Securities issued under any Indenture that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium or Make-Whole Amount, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

        The Indentures will provide that, unless otherwise indicated in the applicable prospectus supplement, the Company may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities, to hold moneys for payment in trust and, with respect to Subordinated Debt Securities which are convertible or exchangeable, the right to convert or exchange) ("defeasance") or (b) to be released from its obligations with respect to such Debt Securities under the applicable Indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an Event of Default with respect to such Debt Securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Company with the applicable Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium or Make-Whole Amount, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

        Such a trust will only be permitted to be established if, among other things, the Company has delivered to the applicable Trustee an opinion of counsel (as specified in the applicable Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. In the event of such defeasance, the holders of such Debt Securities would thereafter be able to look only to such trust fund for payment of principal (and premium or Make-Whole Amount, if any) and interest.

        "Government Obligations" means securities that are (a) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

        Unless otherwise provided in the applicable prospectus supplement, if after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (a) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or (b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium or Make-Whole Amount, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate. "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium or Make-Whole Amount, if any) and interest on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

        In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the applicable Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such of Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

Conversion Rights

        The terms and conditions, if any, upon which the Debt Securities are convertible into common stock or preferred stock of the Company will be set forth in the applicable prospectus supplement relating thereto. Such terms will include whether such Debt Securities are convertible into shares of common stock or preferred stock of the Company, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities and any restrictions on conversion, including restrictions directed at maintaining the Company's REIT status.

Book-Entry System

        The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of, a depository (the "Depository") identified in the applicable prospectus supplement. Global Securities, if any, issued in the United States are expected to be deposited with the Depository Trust Company, as Depository. Global Securities may be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any nominee of such Depositor to a successor Depository or any nominee of such successor.

        The specific terms of the depository arrangement with respect to a series of Debt Securities will be described in the applicable prospectus supplement. The Company expects that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depository arrangements.

        The certificates representing the Debt Securities will be issued in the form of one or more fully registered Global Securities without coupons. It is expected that the Debt Securities initially will be represented by a single permanent global certificate in definitive fully registered form (the "Global Note") and will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC. and that the Debt Securities will not be issuable in definitive form. Unless and until it is exchanged in whole or in part for the individual Notes represented thereby, interests in the Global Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depository or any nominee of such successor.

        DTC has advised the Company of the following information regarding DTC: DTC is a limited purpose trust company created to hold securities for its participating organizations (collectively, the "Participants" or "DTC's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in the accounts of its Participants. DTC's Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or "DTC's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through DTC's Participants or DTC's Indirect Participants.

        The Company expects that, pursuant to procedures established by DTC, ownership of the Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of DTC's Participants), DTC's Participants and DTC's Indirect Participants. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the Notes. Holders are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes evidenced by Global Securities will be limited to such extent.

        So long as the holder of the Global Note is the registered owner of any Notes, the holder of the Global Note will be considered the sole holder under the Indenture of any Notes evidenced by the Global Note. Beneficial owners of Notes evidenced by the Global Note will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the Trustee thereunder. Accordingly, each person owning a beneficial interest in the Global Note must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interests, to exercise any rights of a holder under the Indenture. The Company understands that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in the Global Note desires to give or take any action which a holder is entitled to give or take under the Indenture, DTC would authorize the Participants holding the relevant beneficial interest to give or take such action, and such Participants would authorize beneficial owners through such Participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

        Payments in respect of the principal of, premium, if any, and interest on, any Notes registered in the name of the holder of the Global Note on the applicable record date will be payable by the Trustee to or at the direction of the holder of the Global Note in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, and interest). The Company believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of DTC. Payments by DTC's Participants and DTC's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of DTC's Participants for DTC's Indirect Participants.

        Neither the Company nor the Trustee will be liable for any delay by the holder of the Global Note or DTC in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes. The rules applicable to DTC and its Participants are on file with the SEC.

        If a Depository for any Debt Securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual Debt Securities in exchange for the Global Security representing such Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the applicable prospectus supplement, determine not to have any of such Debt Securities represented by one or more Global Securities and in such event will issue individual Debt Securities in exchange for the Global Security or Securities representing such Debt Securities. Individual Debt Securities so issued will be issued in denominations of $1,000 and integral multiple thereof.

Payment

        Unless otherwise specified in the applicable prospectus supplement, the principal of (and applicable premium or Make-Whole Amount, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, the address of which will be stated in the applicable prospectus supplement; provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

        All moneys paid by the Company to a paying agent or a Trustee for the payment of the principal of or any premium, Make-Whole Amount or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium, Make-Whole Amount or interest has become due and payable will be repaid to the Company, and the holder of such Debt Security thereafter may look only to the Company for payment thereof.

SELECTED PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

        The following summary of selected provisions of the Maryland General Corporation Law, as amended from time to time, and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

Removal of Directors

        Our charter provides that a director may be removed from office at any time but only by the affirmative vote of the holders of at least two-thirds of the votes of the shares entitled to be cast in the election of directors.

Business Combinations

        Under the Maryland General Corporation Law, some business combinations, including a merger, consolidation, share exchange or, in some circumstances, an asset transfer or issuance or reclassification of equity securities, between:

  •
  a Maryland corporation, and

  •
  any person who beneficially owns 10% or more of the voting power of the corporation's shares, or

  •
  an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation, also known as an "interested stockholder," or

  •
  an affiliate of an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an "interested stockholder."

        Thereafter, any of these business combinations must be recommended by the corporation's board of directors and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder with whom, or with whose affiliate, the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price, as defined in the Maryland General Corporation Law, for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

        The Maryland General Corporation Law does not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an "interested stockholder."

        Our board of directors has adopted a resolution exempting us from the business combination provisions of the Maryland General Corporation Law. The resolution is irrevocable and cannot be repealed or modified by our board of directors at any time in the future.

Control Share Acquisitions

        The Maryland General Corporation Law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to some exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of specific conditions, including an undertaking to pay expenses, may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to specific conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply:

  •
  to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or

  •
  to acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting shares of our common stock from the control share acquisition statute any and all acquisitions by any person. We may amend or eliminate this provision at any time in the future.

Interested Party Transactions

        Pursuant to our charter and bylaws, we will not enter into any transactions or agreements with any of our directors, officers or affiliates except as approved by a majority of our board of directors, including a majority of the independent directors. We have no restrictions on any of our directors, officers or affiliates from engaging for their own account in business activities of the types conducted or to be conducted by us and our affiliates.

Amendments to Our Charter

        We reserve the right to make amendments to our charter, including any amendment which alters the contract rights of any shares of outstanding stock, as currently provided in our charter. Our charter may be amended only by the affirmative vote of holders of shares entitled to cast not less than a majority of all the votes entitled to be cast on the matter. Provisions on removal of directors and other provisions, however, may be amended only by the affirmative vote of holders of shares entitled to cast not less than two-thirds of all the votes entitled to be cast in the election of directors.

Duration and Dissolution

        Our charter provides that we shall have a perpetual duration. Our dissolution must be approved by the affirmative vote of holders of shares entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that:

  •
  with respect to an annual meeting of our stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by our stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by our board of directors, or (iii) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the bylaws; and

  •
  with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to our board of directors may be made only (i) pursuant to our notice of the meeting, (ii) by our board of directors, or (iii) provided that our board of directors has determined that directors shall be elected at the meeting by holders of shares entitled to cast not less than 50% of the votes entitled to be cast at such meeting who comply with the advance notice provisions set forth in the bylaws.

Possible Anti-Takeover Effect of Selected Provisions of Maryland Law and of Our Charter and Bylaws

        The control share acquisition provisions of the Maryland General Corporation Law, if we decide in the future to rescind our election to be exempt therefrom, the provisions of our charter on removal of directors and the advance notice provisions could delay, defer or prevent a change in control of our company or other transaction that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Reports to Stockholders

        We will furnish our stockholders with annual reports containing audited financial statements and such other periodic reports as we may determine to furnish or as may be required by law.

FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes particular United States federal income tax considerations regarding our qualification and taxation as a REIT and particular United States federal income tax consequences resulting from the acquisition, ownership and disposition of our securities. This discussion is based on current law and assumes that we have qualified at all times throughout our existence, and will continue to qualify, as a REIT for United States federal income tax purposes. The following discussion is not exhaustive of all possible tax considerations. This summary neither gives a detailed discussion of any state, local or foreign tax considerations nor discusses all of the aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances or to particular types of stockholders, including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations or partnerships, and persons who are not citizens or residents of the United States, subject to special treatment under the United States federal income tax laws. This discussion assumes that you will hold our securities as a "capital asset," generally property held for investment, under the tax code.

        You are urged to consult with your own tax advisor regarding the specific consequences to you of the purchase, ownership and sale of stock in an entity electing to be taxed as a REIT, including the federal, state, local, foreign and other tax considerations of such purchase, ownership, sale and election and the potential changes in applicable tax laws.

General

        Our qualification and taxation as a REIT depends upon our ability to continue to meet the various qualification tests imposed under the tax code and discussed below relating to our actual annual operating results, asset diversification, distribution levels and diversity of stock ownership. Accordingly, the actual results of our operations for any particular taxable year may not satisfy these requirements. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

        We have made an election to be taxed as a REIT under the tax code commencing with our taxable year ended December 31, 1997. We currently expect to continue operating in a manner that will permit us to maintain our qualification as a REIT. All qualification requirements for maintaining our REIT status, however, may not have been or will not continue to be met.

        So long as we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that ordinarily results from investment in a corporation. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when this income is distributed. We will be required to pay federal income tax, however, as follows:

  •
  we will be required to pay tax at regular corporate rates on any undistributed "real estate investment trust taxable income," including undistributed net capital gains;

  •
  we may be required to pay the "alternative minimum tax" on our items of tax preference;

  •
  if we have (a) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business, or (b) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally defined as property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

        We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction.

        If we fail to satisfy the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a tax equal to:

  •
  the greater of (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test described below, and (ii) the amount by which 90% of our gross income exceeds the amount qualifying under the 95% gross income test described below, multiplied by

  •
  a fraction intended to reflect our profitability.

        We will be required to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we fail to distribute during each calendar year at least the sum of:

  •
  85% of our real estate investment trust ordinary income for the year;

  •
  95% of our real estate investment trust capital gain net income for the year; and

  •
  any undistributed taxable income from prior periods.

        If we acquire any asset from a corporation which is or has been taxed as a C corporation under the tax code in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of:

  •
  the fair market value of the asset, over

  •
  our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. A C corporation is generally defined as a corporation required to pay full corporate-level tax. The results described in this paragraph with respect to the recognition of gain assume that we will make an election under IRS Notice 88-19 or Treasury Regulation Section 1.337(d)-5T.

Requirements for Qualification as a REIT

        The tax code defines a REIT as a corporation, trust or association:

  •
  that is managed by one or more trustees or directors;

  •
  that issues transferable shares or transferable certificates to evidence beneficial ownership;

  •
  that would be taxable as a domestic corporation but for tax code Sections 856 through 860;

  •
  that is not a financial institution or an insurance company within the meaning of the tax code;

  •
  that is beneficially owned by 100 or more persons;

  •
  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

  •
  that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The tax code provides that all of the first four conditions stated above must be met during the entire taxable year and that the fifth condition must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. The fifth and sixth conditions do not apply until after the first taxable year for which an election is made to be taxed as a REIT.

        For purposes of the sixth condition, pension funds and other specified tax-exempt entities generally are treated as individuals, except that a "look-through" exception applies with respect to pension funds.

Stock Ownership Tests

        Our stock must be beneficially held by at least 100 persons, the "100 Stockholder Rule," and no more than 50% of the value of our stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of the taxable year, the "5/50 Rule." For purposes of the 100 Stockholder Rule only, most tax-exempt entities, including employee benefit trusts and charitable trusts, but excluding trusts described in Section 401(a) of the tax code and exempt under Section 501(a) of the tax code, are generally treated as individuals for these purposes. These stock ownership requirements must be satisfied in each taxable year other than the first taxable year for which an election is made to be taxed as a REIT. We are required to solicit information from certain of our record stockholders to verify actual stock ownership levels, and our charter provides for restrictions regarding the transfer of our stock in order to aid in meeting the stock ownership requirements. If we were to fail either of the stock ownership tests, we would generally be disqualified from REIT status, unless, in the case of the 5/50 Rule requirement, the "good faith" exemption under the tax code was available.

Income Tests

        We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

  •
  We must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from specified real estate sources, including rental income, interest on obligations secured by mortgages on real property or on interests in real property, gain from the disposition of "qualified real estate assets," i.e., interests in real property, mortgages secured by real property or interests in real property, and some other assets, and income from certain types of temporary investments, the 75% gross income test; and

  •
  We must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from (a) the sources of income that satisfy the 75% gross income test, (b) dividends, interest and gain from the sale or disposition of stock or securities, including some interest rate swap and cap agreements, options, futures and forward contracts entered into to hedge variable rate debt incurred to acquire qualified real estate assets, or (c) any combination of the foregoing.

        For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

        Interest earned by a REIT does not qualify as income meeting the 75% or 95% gross income tests if the determination of all or some of the amount of interest depends in any way on the income or profits of any person. Interest will not be disqualified from meeting such tests, however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under the tax code. Generally, we may avail ourselves to the relief provisions if:

  •
  our failure to meet these tests was due to reasonable cause and not due to willful neglect;

  •
  we attach a schedule of the sources of our income to our federal income tax return; and

  •
  any incorrect information on the schedule was not due to fraud with intent to evade tax.

        We may not, however, be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT.

Asset Tests

        At the close of each quarter of our taxable year, we must satisfy four tests relating to the nature and diversification of its assets:

  •
  at least 75% of the value of our total assets must be represented by qualified real estate assets, including mortgage loans, cash, cash items and government securities;

  •
  not more than 25% of our total assets may be represented by securities, other than those securities included in the 75% asset test;

  •
  of the investments included in the 25% asset class, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% by vote or value of any one issuer's outstanding securities, in each case except with respect to stock of any "taxable REIT subsidiaries"; and

  •
  the value of the securities we own in any taxable REIT subsidiaries may not exceed 20% of the value of its total assets.

        For these purposes, we will be deemed to own a proportionate share of the assets of any partnership, or any limited liability company treated as a partnership for federal income tax purposes, in which we own an interest, which share is determined by reference to our capital interest in the entity, and will be deemed to own the assets owned by any qualified REIT subsidiary.

        After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. For this purpose, an increase in our interests in any partnership or limited liability company in which we own an interest will be treated as an acquisition of a portion of the securities or other property owned by that partnership or limited liability company.

Annual Distribution Requirements

        To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

  •
  90% of our "REIT taxable income," and

  •
  90% of our after tax net income, if any, from foreclosure property, minus

  •
  the excess of the sum of specified items of our noncash income items over 5% of "REIT taxable income," as described below.

        Our "REIT taxable income" is computed without regard to the dividends paid deduction and net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like-kind exchange that is later determined to be taxable. In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, we would be required to distribute at least 90% of the after-tax gain, if any, we recognize on a disposition of the asset within the ten-year period following our acquisition of such asset, to the extent that such gain does not exceed the excess of:

  •
  the fair market value of the asset on the date we acquired the asset, over

  •
  our adjusted basis in the asset on the date we acquired the asset.

        We must make these distributions in the taxable year to which they relate, or in the following taxable year if they are declared before we timely file our tax return for that year and paid on or before the first regular dividend payment following the declaration.

        Dividends distributed by us must not be preferential. To avoid being preferential, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be required to pay tax on this income at regular ordinary and capital gain corporate tax rates.

Failure to Qualify as a REIT

        If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the tax code do not apply, we will be required to pay tax, including any alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable at ordinary income rates to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year in which we lose our qualification.

Taxation of Taxable United States Stockholders

Distributions Generally

        Distributions out of our current or accumulated earnings and profits, other than capital gain dividends, will be taxable to United States stockholders as ordinary income. Provided that we continue to qualify as a REIT, dividends paid by us will not be eligible for the dividends received deduction generally available to United States stockholders that are corporations. To the extent that we make distributions in excess of current and accumulated earnings and profits, the distributions will be treated as a tax-free return of capital to each United States stockholder, and will reduce the adjusted tax basis which each United States stockholder has in our stock by the amount of the distribution, but not below zero. Distributions in excess of a United States stockholder's adjusted tax basis in its stock will be taxable as capital gain, and will be taxable as long-term capital gain if the stock has been held for more than one year. If we declare a dividend in October, November, or December of any calendar year which is payable to stockholders of record on a specified date in that month and actually pay the dividend during January of the following calendar year, the dividend is deemed to be paid by us and received by the stockholder on December 31st of the previous year. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

        For purposes of the discussion in this prospectus, the term "United States stockholder" means a holder of our stock that is, for United States federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia, unless Treasury regulations provide otherwise;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

Capital Gain Distributions

        Distributions designated by us as net capital gain dividends will be taxable to United States stockholders as capital gain income. This capital gain income will be taxable to non-corporate United States stockholders at a 20% or 25% rate based on the characteristics of the asset we sold that produced the gain. United States stockholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.

Retention of Net Capital Gains

        We may elect to retain, rather than distribute as a capital gain dividend, our net capital gains. If we were to make this election, we would pay tax on such retained capital gains. In such a case, our stockholders would generally:

  •
  include their proportionate share of our undistributed net capital gains in their taxable income;

  •
  receive a credit for their proportionate share of the tax paid by us in respect of our net capital gain; and

  •
  increase the adjusted basis of their stock by the difference between the amount of their share of the our net capital gain and their share of the tax paid by us.

Passive Activity Losses and Investment Interest Limitations

        Distributions we make and gains arising from the sale or exchange of our stock by a United States stockholder will not be treated as passive activity income. As a result, United States stockholders will not be able to apply any "passive losses" against income or gains relating to our stock. Distributions by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation under the tax code.

Dispositions of Stock

        A United States stockholder that sells or disposes of our stock will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash or the fair market value of any property the stockholder receives on the sale or other disposition and the stockholder's adjusted tax basis in the stock. This gain or loss will be capital gain or loss if the stockholder has held the stock as a capital asset, and will be long-term capital gain or loss if the stockholder has held the stock for more than one year. In general, any loss recognized by a United States stockholder upon the sale or other disposition of our stock that the stockholder has held for six months or less will be treated as long-term capital loss to the extent the stockholder received distributions from us which were required to be treated as long-term capital gains.

Information Reporting and Backup Withholding

        We report to our United States stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number or social security number, certifying as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A United States stockholder that does not provide us with its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. A United States stockholder can meet this requirement by providing us with a properly completed and executed copy of IRS Form W-9 or a substantially similar form. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status.

        The Economic Growth and Tax Relief Reconciliation Act of 2001, signed into law on June 7, 2001, will reduce the backup withholding tax rate from 31% to 30.5% for amounts distributed after August 6, 2001. The backup withholding tax rate will then be gradually reduced each year until 2006, when the backup-withholding rate will be 28%.

Taxation of Tax-Exempt Stockholders

        The IRS has ruled that amounts distributed as a dividend by a REIT will be treated as a dividend by the recipient and excluded from the calculation of UBTI when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder has not held our stock as "debt financed property" within the meaning of the tax code, i.e., property the acquisition or holding of which is financed through a borrowing by the tax-exempt United States stockholder, the stock is not otherwise used in an unrelated trade or business, and we do not hold a residual interest in a real estate mortgage investment conduit, REMIC, that gives rise to "excess inclusion" income, as defined in Section 860E of the tax code, dividend income on our stock and income from the sale of our stock should not be UBTI to a tax-exempt stockholder. However, if we were to hold residual interests in a REMIC, or if a pool of its assets were to be treated as a "taxable mortgage pool," a portion of the dividends paid to a tax-exempt stockholder may be subject to tax as UBTI. Although we do not believe that we, or any portion of our assets, will be treated as a taxable mortgage pool, no assurance can be given that the IRS might not successfully maintain that such a taxable mortgage pool exists.

        For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the tax code, respectively, income from an investment in our stock will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our stock. Any prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as UBTI as to any pension trust which:

  •
  is described in Section 401(a) of the tax code; and

  •
  holds more than 10%, by value, of the interests in the REIT.

        Tax-exempt pension funds that are described in Section 401(a) of the tax code are referred to below as "qualified trusts."

        A REIT is a "pension-held REIT" if:

  •
  it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the tax code provides that stock owned by a qualified trust shall be treated, for purposes of the 100 Stockholder Rule, described above, as owned by the beneficiaries of the trust, rather than by the trust itself; and

  •
  either at least one qualified trust holds more than 25%, by value, of the interests in the REIT, or one or more qualified trusts, each of which owns more than 10%, by value, of the interests in the REIT, holds in the aggregate more than 50%, by value, of the interests in the REIT.

        The percentage of any REIT dividend treated as UBTI is equal to the ratio of:

  •
  the UBTI earned by the REIT, treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI, to

  •
  the total gross income of the REIT.

        A de minimis exception applies where the percentage is less than 5% for any year. As a result of the limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a "pension-held REIT."

Taxation of Non-United States Stockholders

        The rules governing federal income taxation of "non- United States stockholders" are complex and no attempt will be made herein to provide more than a summary of these rules. "Non- United States stockholders" mean beneficial owners of shares of our stock that are not United States stockholders.

        PROSPECTIVE NON-UNITED STATES STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE IMPACT OF FOREIGN, FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN OUR STOCK AND OF OUR ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING ANY REPORTING REQUIREMENTS.

        Distributions to non-United States stockholders that are not attributable to gain from our sale or exchange of United States real property interests and that are not designated by us as capital gain dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions will generally be subject to a withholding tax equal to 30% of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from an investment in our stock is treated as effectively connected with the non-United States stockholder's conduct of a United States trade or business, the non-United States stockholder generally will be subject to federal income tax at graduated rates in the same manner as United States stockholders are taxed with respect to those distributions, and also may be subject to the 30% branch profits tax in the case of a non-United States stockholder that is a corporation. We expect to withhold tax at the rate of 30% on the gross amount of any distributions made to a non-United States stockholder unless:

  •
  a lower treaty rate applies and any required form, for example IRS Form W-8BEN, evidencing eligibility for that reduced rate is filed by the non-United States stockholder with us; or

  •
  the non-United States stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

        Any portion of the dividends paid to non-United States stockholders that is treated as excess inclusion income from a REMIC will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to non-United States stockholders to the extent that these distributions do not exceed the adjusted basis of the stockholder's stock, but rather will reduce the adjusted basis of that stock. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a non-United States stockholder's stock, these distributions will give rise to tax liability if the non-United States stockholder would otherwise be subject to tax on any gain from the sale or disposition of its stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution may be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent the distribution is subsequently determined to be in excess of our current and accumulated earnings and profits. We are also required to withhold 10% of any distribution in excess of our current accumulated earnings and profits if our stock is not a United States real property interest because we are a domestically controlled REIT, as discussed below. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, any portion of a distribution not subject to withholding at a rate of 30% may be subject to withholding at a rate of 10%.

        For any year in which we qualify as a REIT, distributions that are attributable to gain from the sale or exchange of a United States real property interest, which includes some interests in real property, but generally does not include mortgage loans or mortgage-backed securities, will be taxed to a non-United States stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a non-United States stockholder as if that gain were effectively connected with the stockholder's conduct of a United States trade or business. Non-United States stockholders thus would be taxed at the normal capital gain rates applicable to stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a non-United States corporate stockholder. We are required to withhold 35% of any distribution that we designate as a United States real property capital gains dividend. The amount withheld is creditable against the non-United States stockholder's FIRPTA tax liability.

        Gains recognized by a non-United States stockholder upon a sale of our stock generally will not be taxed under FIRPTA if we are a domestically controlled REIT, which is a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-United States stockholders. Because our stock is publicly traded, we cannot assure our investors that we are or will remain a domestically controlled REIT. Alternatively, a non-United States stockholder that owns, actually or constructively, 5% or less of our stock throughout a specified testing period will not recognize taxable gain on the sale of our stock under FIRPTA if the shares are traded on an established securities market.

        Gains not subject to FIRPTA will be taxable to a non-United States stockholder if:

  •
  the non-United States stockholder's investment in the stock is effectively connected with a trade or business in the United States, in which case the non-United States stockholder will be subject to the same treatment as United States stockholders with respect to that gain; or

  •
  the non-United States stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and other conditions are met, in which case the nonresident alien individual will be subject to a 20% or 25% tax on the individual's capital gains.

        If gain from the sale of the stock were subject to taxation under FIRPTA, the non-United States stockholder would be subject to the same treatment as United States stockholders with respect to that gain, subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-United States corporations.

State, Local and Foreign Taxation

        We may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which we transact business or makes investments, and our stockholders may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which they reside. Our state, local and foreign tax treatment may not conform to the federal income tax consequences summarized above. In addition, a stockholder's state, local and foreign tax treatment may not conform to the federal income tax consequences summarized above. Consequently, prospective investors should consult their tax advisors regarding the effect of state, local and foreign tax laws on an investment in our stock.

ERISA CONSIDERATIONS

        In considering an investment in our securities, a fiduciary of a profit-sharing, pension stock bonus plan or individual retirement account ("IRA"), including a plan for self-employed individuals and their employees or any other employee benefit plan subject to Prohibited Transaction provisions of the Code or the fiduciary responsibility provisions of ERISA (an "ERISA Plan") should consider (a) whether the ownership of our securities is in accordance with the documents and instruments governing such ERISA Plan, (b) whether the ownership of our securities is consistent with the fiduciary's responsibilities and satisfies the requirements of Part 4 of Subtitle B of Title I of ERISA (where applicable) and, in particular, the diversification, prudence and liquidity requirements of Section 404 of ERISA, (c) ERISA's prohibitions in improper delegation of control over, or responsibility for, "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach of duty by another fiduciary and (d) the need to value the assets of the ERISA Plan annually.

        In regard to the "plan assets" issue noted in clause (c) above, we believe that our common stock qualifies as a "publicly offered security," and, therefore, the acquisition of our common stock by ERISA Plans should not cause our assets to be treated as assets of such investing ERISA Plans for purposes of the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code. Upon our issuance of any other class of equity interest, we intend to take reasonable steps to qualify for an exemption under ERISA such that ownership of such interests by ERISA Plans will not cause our assets to be treated as Plan assets. If our assets were determined to be Plan assets, in whole or in part, there could be a number of adverse consequences under ERISA and the Tax Code. For example, if we were to engage in a transaction with a Party-in-Interest with respect to any plan investing in our equity interests, such as the purchase, sale or leasing of real property with a Plan sponsor (or an affiliate), the transaction would be prohibited under ERISA and the Tax Code, and we and such Plan sponsor could be subject to sanctions.

        Fiduciaries of ERISA Plans and IRAs should consult with and rely upon their own advisors in evaluating the consequences under the fiduciary provisions of ERISA and the Code of an investment in common stock or any other class of our stock in light of their own circumstances. The sale of our securities to an ERISA Plan is in no respect a representation by us or any other person that such an investment meets all relevant legal requirements with respect to investments by ERISA Plans generally or that such an investment is appropriate for any particular ERISA Plans or that an exemption from the Plan asset rules is or will be applicable.

PLAN OF DISTRIBUTION

        We may sell shares of our common stock to or through one or more underwriters or dealers for public offering and sale by or through them, directly to one or more purchasers, through agents or through any combination of these methods of sale. We may also sell directly to investors through subscription rights distributed to our stockholders on a pro rata basis. In connection with any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed shares of our common stock directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

        The distribution of shares of our common stock may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated price, any of which may represent a discount from the prevailing market prices.

        In connection with the sale of securities, underwriters or agents may receive compensation from us or from purchasers of shares of our common stock, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any underwriter or agent will be identified, and any compensation we pay them will be described in the applicable prospectus supplement.

        Unless we specify otherwise in the related prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than shares of our common stock, which is listed on the American Stock Exchange. Any shares of our common stock sold under a prospectus supplement will be listed on the American Stock Exchange, subject to official notice of issuance. It is possible that one or more underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for our common stock.

        We may enter into agreements with underwriters, dealers and agents who participate in the distribution of our common stock, and under such agreements these parties may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us, or be our tenants, in the ordinary course of business.

        If indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by institutions to purchase shares of our common stock from us at the public offering price set forth in the relevant prospectus supplement under delayed delivery contracts providing for payment and delivery on the date or dates stated in the relevant prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its delayed delivery contracts may not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject, and (ii) if the securities are being sold to underwriters, we will be required to have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by delayed delivery contracts. The underwriters and any other agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

        In order to comply with the securities laws of certain states, if applicable, the shares of our common stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Exchange Act, under certain circumstances a person engaged in the distribution of the securities offered under this prospectus and the accompanying prospectus supplement may not simultaneously engage in market making activities with respect to our common stock for a specified period prior to the commencement of such distribution.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Securities Exchange Act of 1934, the Exchange Act, and in accordance with the Exchange Act we file reports, proxy statements and other information with the SEC. Our reports, proxy statements and most other information that we file with the SEC may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional office located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of this material may be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains our reports, proxy statements and other information as well as documents from other companies that file electronically with the SEC, and the address is http://www.sec.gov.

        This prospectus and the accompanying prospectus supplement are only a part of a registration statement we filed with the SEC under the Securities Act of 1933 and, therefore, they do not include all of the information contained in the registration statement. We have also filed exhibits and schedules to the registration statement that are excluded from this prospectus and the accompanying supplement. Among such exhibits are a number of our material contracts, and you should refer to the applicable exhibit for the complete text of any such contract described in this prospectus. You may inspect or obtain a copy of the registration statement, including exhibits and schedules, as described in the previous paragraph.

        Our internet address is www.apexreit.com. The information contained on our website and on any websites linked by our website, however, is not part of this prospectus and you should not rely on such information in deciding whether to invest in our securities.

        Our common stock is traded on the American Stock Exchange under the symbol "AXM." Our reports and proxy statements are also available for inspection at the offices of the American Stock Exchange at 86 Trinity Place, New York, New York 10006-1881.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information in this prospectus. We have filed with the SEC and hereby incorporate by reference:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

  •
  the description of our common stock included in our registration statement on Form 8-A, filed with the SEC on November 21, 1997, including the information incorporated therein by reference and including any amendment or reports filed for the purpose of updating such description; and

  •
  the description of the preferred stock purchase rights under our Shareholder Rights Plan included in our registration statement on Form 8-A, filed with the SEC on July 27, 1999, including the information incorporated therein by reference and including any amendment or reports filed for the purpose of updating such description.

        Any documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering will automatically be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing those documents (except that each time we file a new annual report on Form 10-K, any of such documents filed prior to such filing shall no longer be incorporated into this prospectus). Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in those documents modifies or supersedes that statement. Any statements so modified or superseded will not be deemed to constitute a part of this prospectus, except as so modified or superseded.

        We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. Requests for these documents should be directed to Ms. Racheal Perry, Apex Mortgage Capital, Inc., 865 South Figueroa Street, 21st floor, Los Angeles, California 90017, telephone: (213) 244-0561.

        You should rely only on the information contained in or incorporated by reference into this prospectus or the accompanying prospectus supplement. Neither we nor any underwriter have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus and the accompanying prospectus supplement is current as of their respective dates.

EXPERTS

        The financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

        The validity of the securities offered in this prospectus and selected legal matters related to Maryland law will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland. Selected federal tax matters will be passed upon for us by O'Melveny & Myers LLP, San Francisco, California.

PART II.    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses, payable by us in connection with the issuance and distribution of the securities being registered. All amounts are estimates except the SEC registration fee.

Description	Amount
SEC Registration Fee	$23,000
American Stock Exchange Fees	43,750
National Association of Securities Dealers Fees	14,000
Printing and Engraving	250,000
Legal Fees and Expenses	500,000
Accountants' Fees and Expenses	250,000
Miscellaneous	10,000

Total	$1,090,750

ITEM 15.    Indemnification of Directors and Officers.

        Section 2-418 of the Maryland General Corporation Law permits us to indemnify, subject to the exceptions set forth therein, any director or officer of our company who is made a party to any proceeding by reason of service in that capacity to the company, or who is or was serving as such with respect to another entity at the request of our company. The Maryland General Corporation Law also provides that we may purchase insurance on behalf of our directors, officers, employees or agents.

        Our charter and bylaws require us to provide for indemnification of our officers and directors substantially identical in scope to that permitted under Section 2-418 of the Maryland General Corporation Law. Our bylaws also provide that we must pay the expenses of our officers and directors (acting in their capacity as such) incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it is ultimately determined by a court of appropriate jurisdiction that the officer or director is not entitled to be indemnified by us.

        We have agreed to indemnify our directors and officers to the fullest extent permitted by applicable provisions of the Maryland General Corporation Law, provided that we approve any settlement of a third party action against a director or officer, and subject to limitations for actions initiated by the director or officer, penalties paid by insurance, and violations of Section 16(b) of the Exchange Act and similar laws.

        Our charter limits the liability of our directors and officers for money damages to our Company and our stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except:

  •
  to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services; or

  •
  if a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

This provision does not limit our ability or our stockholders' ability to obtain other relief, such as an injunction or rescission.

ITEM 16.    Exhibits.

        The following exhibits are part of this Registration Statement on Form S-3 and are numbered in accordance with Item 601 of Regulation S-K.

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
4.1
Articles of Amendment and Restatement of the Company, as filed with the State Department of Assessments and Taxation of Maryland on November 25, 1997, (previously filed as Exhibit 3.1 to the Company's Registration Statement on Form S-11 (Commission File No. 333-36069) Amendment No. 3 (filed November 21, 1997) and incorporated herein by reference).
4.2
Articles Supplementary relating to the Company's Series A Junior Participating Preferred Stock, as filed with the State Department of Assessments and Taxation of the State of Maryland on July 26, 1999 (previously filed as Exhibit 3.1 to the Company's Current Report on Form 8-K, dated June 30, 1999 and filed July 27, 1999, and incorporated herein by reference).
4.3
Form of Share Certificate for Common Stock (previously filed as Exhibit 4.3 to the Company's Current Report on Form 8-K, dated June 30, 1999 and filed July 27, 1999, and incorporated herein by reference).
4.4
Amended and Restated Bylaws of the Company as currently in effect (previously filed as Exhibit 4.4 to the Company's Registration Statement on Form S-2, Commission File No. 333-73448, Amendment No. 1, filed November 27, 2001 and incorporated herein by reference).
4.5
Shareholder Rights Agreement between the Company and The Bank of New York, as Rights Agent (including as Exhibit B the form of Rights Certificate) (previously filed as Exhibit 4.1 to the Company's Current Report on Form 8-K, dated June 30, 1999 and filed July 27, 1999, and incorporated herein by reference).
4.8	Form of Indenture.*
4.7	Form of Certificate of Articles Supplementary designating Preferred Stock.*
4.8	Form of Warrant Agreement.*
5.1	Opinion of Ballard Spahr Andrews & Ingersoll as to legality of the shares being registered.
8.1	Form of Opinion of O'Melveny & Myers LLP as to certain federal income tax matters.**
12.1	Calculation of Ratios of Earnings to Fixed Charges.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of O'Melveny & Myers LLP (included within the opinion filed as Exhibit 8.1).**
23.3	Consent of Ballard Spahr Andrews & Ingersoll (included within the opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (included under the caption "Signatures").

*
To be filed by amendment or incorporated by reference in connection with any offered securities.

**
Executed version to be filed by amendment or incorporated by reference in connection with any offered securities.

ITEM 17.    Undertakings

        (a)  Apex Mortgage Capital, Inc. hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply insofar as the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  Apex Mortgage Capital, Inc. hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 25, 2002.

APEX MORTGAGE CAPITAL, INC.
By:	/s/ PHILIP A. BARACH Philip A. Barach President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

        Each of the undersigned officers and directors of Apex Mortgage Capital, Inc. (the "Company"), hereby constitutes and appoint Philip A. Barach and David S. DeVito, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the initial filing of the Company's registration statement on form S-3 and any and all amendments thereto, including post-effective amendments and any related registration statement filed pursuant to Rule 462(b) (and any and all amendments thereto, including post-effective amendments), and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby, ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ PHILIP A. BARACH Philip A. Barach	President, Chief Executive Officer and Director	January 25, 2002
/s/ JEFFREY E. GUNDLACH Jeffrey E. Gundlach	Chief Investment Officer and Vice Chairman of the Board of Directors	January 25, 2002
/s/ DAVID S. DEVITO David S. DeVito	Interim Chief Financial Officer and Controller	January 25, 2002
/s/ MARC I. STERN Marc I. Stern	Chairman of the Board of Directors	January 25, 2002
/s/ PETER G. ALLEN Peter G. Allen	Director	January 19, 2002
John C. Argue	Director
/s/ JOHN A. GAVIN John A. Gavin	Director	January 25, 2002
/s/ CARL C. GREGORY, III Carl C. Gregory, III	Director	January 18, 2002

S-1

EXHIBIT INDEX

Pursuant to Item 601(a)(2) of Regulation S-K, this exhibit index immediately precedes the exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
4.1
Articles of Amendment and Restatement of the Company, as filed with the State Department of Assessments and Taxation of Maryland on November 25, 1997, (previously filed as Exhibit 3.1 to the Company's Registration Statement on Form S-11 (Commission File No. 333-36069) Amendment No. 3 (filed November 21, 1997) and incorporated herein by reference).
4.2
Articles Supplementary relating to the Company's Series A Junior Participating Preferred Stock, as filed with the State Department of Assessments and Taxation of the State of Maryland on July 26, 1999 (previously filed as Exhibit 3.1 to the Company's Current Report on Form 8-K, dated June 30, 1999 and filed July 27, 1999, and incorporated herein by reference).
4.3
Form of Share Certificate for Common Stock (previously filed as Exhibit 4.3 to the Company's Current Report on Form 8-K, dated June 30, 1999 and filed July 27, 1999, and incorporated herein by reference).
4.4
Amended and Restated Bylaws of the Company as currently in effect (previously filed as Exhibit 4.4 to the Company's Registration Statement on Form S-2, Commission File No. 333-73448, Amendment No. 1, filed November 27, 2001 and incorporated herein by reference).
4.5
Shareholder Rights Agreement between the Company and The Bank of New York, as Rights Agent (including as Exhibit B the form of Rights Certificate) (previously filed as Exhibit 4.1 to the Company's Current Report on Form 8-K, dated June 30, 1999 and filed July 27, 1999, and incorporated herein by reference).
4.8	Form of Indenture.*
4.7	Form of Certificate of Articles Supplementary designating Preferred Stock.*
4.8	Form of Warrant Agreement.*
5.1	Opinion of Ballard Spahr Andrews & Ingersoll as to legality of the shares being registered.
8.1	Form of Opinion of O'Melveny & Myers LLP as to certain federal income tax matters.**
12.1	Calculation of Ratios of Earnings to Fixed Charges.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of O'Melveny & Myers LLP (included within the opinion filed as Exhibit 8.1).**
23.3	Consent of Ballard Spahr Andrews & Ingersoll (included within the opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (included under the caption "Signatures").

*
To be filed by amendment or incorporated by reference in connection with any offered securities.

**
Executed version to be filed by amendment or incorporated by reference in connection with any offered securities

QuickLinks

FORWARD-LOOKING STATEMENTS
RISK FACTORS
Risks Related to our Business
Risks Related to Conflicts of Interest
Risks Related to REIT Compliance and Other Matters
Risks Related to Our Securities and Other Matters
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
OUR COMPANY
DESCRIPTION OF OUR CAPITAL STOCK
DESCRIPTION OF WARRANTS
DESCRIPTION OF DEBT SECURITIES
SELECTED PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS
FEDERAL INCOME TAX CONSIDERATIONS
ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND MORE INFORMATION
INFORMATION INCORPORATED BY REFERENCE
EXPERTS
LEGAL MATTERS
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. Other Expenses of Issuance and Distribution
  ITEM 15. Indemnification of Directors and Officers.
  ITEM 16. Exhibits.
  ITEM 17. Undertakings
SIGNATURES
EXHIBIT INDEX